solaredge

2024
Annual Meeting and Proxy Statement

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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SolarEdge Technologies, Inc.
(Name of Registrant as Specified In Its Charter)
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 April 26, 2024

To Our Stockholders
We are excited to invite you to attend the 2024 in-person Annual Meeting of Stockholders (the “Annual Meeting”) of SolarEdge Technologies, Inc. (the “Company”) at the Company offices located at 700 E Tasman Dr, Milpitas, CA 95035 at 9 am Pacific Daylight Time on June 5, 2024. Beneficial owners should review their voting instruction form or Notice of Internet Availability of Proxy Materials for how to vote in advance of and participate in the Annual Meeting.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

2023 Highlights
2023 was a year with significant change in the solar industry. In particular, the first half of the year was characterized by both a high demand for products and challenges in meeting the growth in the market. In the second half of 2023, we experienced a slowdown in demand for our products which was a result of slowed market demand in the third quarter of 2023 as distributors began to take actions to reduce inventory levels. In particular, beginning in the second part of the third quarter of 2023, we experienced substantial unexpected cancellations and push outs of an existing backlog from our European distributors. This trend continued in the fourth quarter of 2023. As such, the Company made plans to reduce costs such as shutting down certain manufacturing facilities and reducing headcount. The Company remains focused on clean energy solutions and delivering long term value for our stockholders while continuing to invest in our solar and non-solar growth strategies.

Despite a challenging year, below are some noteworthy accomplishments from the past year:

•	Annual revenues from the solar segment of $2.8 billion.

•	GAAP annual revenue of $3.0 billion.

•	Shipments of 12.6 GW of systems in 2023.

•	First installations of SolarEdge TerraMaxTM 330kW inverter for ground mount and community solar applications.

•
Release of SolarEdge ONE, an energy management and optimization software for residential applications, helping homeowners to optimize their energy usage and savings by automatically managing solar production, storage, EV charging and other high energy consumption appliances.

•	Opening of a new factory in Austin Texas for manufacturing of U.S. Made SolarEdge Home Hub inverters.

•	Surpassing 125 million power optimizers and 5.6 million inverters shipped ever.

Commitment to Best Governance Practices -
In response to stockholder feedback and as part of our ongoing commitment to best governance practices, at last year’s Annual Meeting, our stockholders approved amendments to our certificate of incorporation to declassify the Board starting with this Annual Meeting and remove supermajority voting provisions related to stockholder approval of any bylaw amendments and certain provisions of our certificate of incorporation. This change brings our governance practices in line with companies of our size and stature and is responsive to stockholder input.

Continued Commitment to Sustainability -
In 2023, we made significant progress in our Environmental, Social and Governance (ESG) practices and disclosure. We published our fifth annual sustainability report, in reference to GRI (Global Reporting Initiative) and in reference to SASB (Sustainability Accounting Standards Board) standards. The report discloses our progress toward various sustainability targets and expanded on our efforts in fields such as energy and water use efficiency, employee development, community outreach and others. Our ESG practices have received growing external recognition, with high scores in several well-known rankings (which are posted on our website), including our recent inclusion in the ‘Corporate Knights' 2024 Global Most Sustainable list.

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Promoting Gender Equality and Commitment to Transparency -
We are committed to providing equal employment opportunities, including making significant efforts to enhance gender equality and inclusiveness in our global workforce and to overcome the existing challenges of gender inequality in the tech sector. As part of this commitment, we maintained partnerships with NGOs to enhance our pool of female candidates for tech roles and encouraged more women to take up tech-related careers.

Additionally, we conducted an annual analysis of our gender pay gap for the majority of the workforce, aiming to identify and work on closing any gaps, and we launched a global internal Women's Day campaign called "Towards Gender Equality". The campaign included lectures by women in executive roles from SolarEdge and other global businesses to empower and inspire women. We also helped foster mentoring relationships among our female employees and managers across various professional fields and geographical regions within SolarEdge.

Your vote is important to us. Regardless of whether you plan to participate in the Annual Meeting in person, we hope you will vote as soon as possible to ensure that your shares are represented.

We look forward to speaking with you at the meeting. Sincerely, Zvi Lando Chief Executive Officer and Member of the Board of Directors

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SolarEdge Technologies, Inc.
1 HaMada Street, Herziliya, Israel

Notice Of Annual Meeting
Of Stockholders

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders of SolarEdge Technologies, Inc. (the “Company”) will be held at 700 Tasman Dr. Milpitas, CA 95035 on June 5, 2024, at 9 am Pacific Daylight Time, for the following purposes:

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To elect each of the three director nominees named in the Proxy Statement as Class III directors of the Company to hold office for a one-year term until the 2025 Annual Meeting of Stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

•	To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of EY Global as our independent registered public accounting firm for the year ending December 31, 2024.

•	To approve, on an advisory and non-binding basis, the compensation of our named executive officers (commonly referred to as a “Say-on-Pay” vote).

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.
Only stockholders of record at the close of business on April 8, 2024 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

As part of our desire to operate more sustainably, we are providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing a Notice of Internet Availability of our Proxy Materials to many of our stockholders (the “Notice”) instead of a paper copy of this proxy statement and our 2023 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2023 Annual Report, and a form of proxy card or voting instruction card. All stockholders who do not receive the Notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. By employing this distribution process, we strive to conserve natural resources and reduce the resources involved in printing and distributing our proxy materials.

E-Delivery
In addition, the Notice provides information regarding how you may request to receive proxy materials electronically by email on an ongoing basis. The Company will make a $1.00 charitable contribution to Conservation International on behalf of each stockholder who signs up for electronic delivery. Last year, we donated $1,000 on behalf of stockholders that elected to go paperless. We hope to exceed this contribution this year. For those stockholders who previously requested to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, you will receive those materials as you requested.

Stockholders of record may vote in advance of the Annual Meeting by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or Notice.

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Beneficial owners should review these proxy materials and their voting instruction card or Notice for how to vote in advance of and participate in the Annual Meeting. For 10 days before the meeting, the list of stockholders entitled to vote at the Annual Meeting shall be available for examination by stockholders at the principal place of business of the Company at 1 HaMada St., Herzliya, Israel.

The Notice and the proxy materials are expected to be made available to our stockholders on or about April 26, 2024.
Whether or not you expect to attend the meeting, we hope you will vote as soon as possible so that your shares may be represented at the meeting.

By Order of the Board of Directors Rachel Prishkolnik Vice President General Counsel & Corporate Secretary 1 HaMada Street, Herziliya Pituach, Israel

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 5, 2024: This Notice of Annual Meeting, this Proxy Statement and our 2023 Annual Report are available on the Internet at www.proxyvote.com.

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Proxy Executive Summary

This summary highlights information contained elsewhere in this proxy statement.
This summary does not contain all of the information that you should consider. You should read the entire proxy statement and SolarEdge’s 2023 Annual Report on Form 10-K before voting.

Meeting Agenda and Voting Recommendations

Item	Proposal	Board Voting Recommendation	Page Reference
1	Election of each of the three director nominees named in the Proxy Statement as Class III directors:	For Each Nominee	5
	Nominees
	1a. Zvi Lando
	1b. Avery More
	1c. Nadav Zafrir
2	Ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of EY Global as the Company’s independent registered public accounting firm for the year ending December 31, 2024	For	32
3	Approval of, on an advisory and non-binding basis, the compensation of our named executive officers (the “Say-on-Pay” vote).	For	34

Our Company
SolarEdge is a global leader in smart energy technology. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by the PV system. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, electric vehicle powertrains, and grid services solutions.

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Financial Highlights and Link to Pay Decisions

GAAP Net Income

$34.3 million

GAAP Net diluted earnings per share of

$0.6

GAAP Revenue of

$3.0 billion

Total Number of Employees

~5,633

Non-GAAP* Net income of

$248.4 million

Non-GAAP* Net diluted earnings per share of

$4.12

* Please see Appendix A to this proxy statement for a reconciliation of non-GAAP measures to the nearest GAAP measure.

How Our Compensation Program Supports Our Business Strategy
Our executive compensation program is designed to align stockholders’ interests with the Company’s performance, retain and incentivize our senior executives, drive long-term business goals and encourage responsible risk-taking. These goals are achieved by linking individual pay with the Company’s overall performance on financial and Company-wide goals as well as personal goals of our executive officers. All senior executives have a large portion of compensation that is variable and covers annual and multi-year performance periods. Long-term incentive awards are designed to align executives with the Company’s long-term performance. In 2022, based on investor feedback the Company changed the mix of equity compensation granted to its executives in order to more closely tie executive compensation to performance. The Compensation Committee therefore determined to remove stock options from the Company’s long-term incentive program. As such, beginning in 2022 and continuing in 2023, the long-term award mix is comprised 50% of Performance Based Units (“PSUs”) and 50% of Restricted Stock Units (“RSUs”).

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Corporate Governance Highlights

Board and Committee Practices

•	7/8 directors (87.5%) are independent

•	3/8 of our Board members (37.5%) are women

•	Balanced Board composition of tenure, diversity and skill

•	Independent Chairperson, separate from CEO

•	Limits on the number of boards on which our directors may serve, with no director permitted to serve on more than five public boards

•	Annual Board and Committee self-evaluation

•	Corporate Governance Committee oversight of sustainability and other governance matters

•	Compensation Committee oversight of human capital management strategies and policies

Accountability and Other Governance Practices

•	New Clawback policy adopted in 2023

•	Prohibition on hedging and pledging transactions by all employees and directors

•	Stock ownership and share retention policy for Board members and executive officers

•	Annual stockholder advisory vote on executive compensation (“Say-on-Pay”)

•	Comprehensive Code of Conduct and other corporate policies broadly adopted throughout the Company

•	Responsive, active and ongoing stockholder engagement

•	Annual disclosure of EEO-1 data on our website and ESG reporting in reference to SASB and GRI frameworks

•	Quarterly reporting regarding cyber related matters to our Technology Committee

Stockholder Rights

•	Comprehensive stockholder outreach program

•	No stockholder rights plan

•	No dual-class share structure

•	Each stockholder is entitled to one vote per share

•	Declassification of the board and no supermajority voting provisions to amend governing documents

Board oversight of incentive structure for executives

•	Our Compensation Committee annually reviews and approves incentive structure, targets, and objectives in alignment with the Company’s business strategy

•
Financial and specific performance-based incentive targets are set by our Compensation Committee to reward financial and operational performance that advances the Company’s short- and long-term strategic goals

•	Continued the use of ESG-related performance goals in the overall 2023 Company performance goals in our NEO compensation program

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Forward-Looking Statements and Website References

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our social, environmental and other sustainability plans and goals, made in this document are forward-looking. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2023 Annual Report on Form 10-K. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, and notwithstanding any historical practice of doing so, except as may be required by law. In addition, our environmental, social, and governance goals are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met, and the inclusion of information in our sustainability reports (as discussed below), or identifying it as material for purposes of such report or assessing our environmental, social and governance initiatives, should not be construed as a characterization of the materiality or financial impact of that information with respect to us or for purposes of any of our SEC filings. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

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Proposal No. 1
Election Of Directors

The Company’s Board of Directors is presently comprised of eight members, who are divided into three classes, designated as Class I, Class II and Class III. Class I directors consist of Betsy Atkins and Dirk Hoke; Class II directors consist of Dana Gross, Tal Payne and Marcel Gani; and Class III directors consist of Zvi Lando, Avery More, and Nadav Zafrir.

Until the amendment to our Certificate of Incorporation to declassify the board and phase-in annual director elections which was implemented at the 2023 Annual Meeting, each class of directors was elected by the stockholders to serve for a three year term from the time of their election until the third annual meeting of stockholders following their election and until the successor was duly elected and qualified or, if earlier, until the director’s death, resignation, retirement, disqualification or removal. Following the 2023 Annual Meeting, the declassification of our Board of Directors is being phased in over a period of three years, as follows: (i) the current Class III directors are standing for re-election at this Annual Meeting to serve for a term of one year expiring at the next succeeding Annual Meeting of Stockholders, (ii) the Class III and Class I directors will stand for reelection or election, as applicable, at the 2025 annual meeting of stockholders, and (iii) all of our directors will stand for election or re-election, as applicable, at the 2026 Annual Meeting of Stockholders to serve for a term of one year expiring at the next succeeding Annual Meeting of Stockholders. Beginning with the 2026 Annual Meeting of Stockholders, the declassification of our Board of Directors will be complete, and all directors will be subject to annual election for one-year terms.

If elected at the Annual Meeting, each of the nominees for election to Class III will serve for a one-year term until the 2025 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal. If any nominee is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the stockholders may vote for a substitute nominee chosen by the present Board to fill the vacancy. Alternatively, the stockholders may vote for just the remaining nominees, leaving a vacancy that may be filled on a later date by the Board, or the Board may reduce the size of the Board of Directors.

For each of the director nominees and continuing directors the following pages contain certain biographical information including a description of their professional background, primary qualifications, attributes and skills, as well as the Board committees the directors serve on.

Vote Required

The director nominees will be elected if the number of votes cast at the Annual Meeting for the nominee’s election exceeds the number of votes cast against the nominee’s election. Abstentions and “broker non-votes” will have no effect on Proposal No. 1.

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Nominees for reelection, as Class III Directors

Zvi Lando	Committees: None Other Current Public Boards: None
Director Since: 2020 Age: 59
Mr. Lando joined SolarEdge in 2009 as our Vice President, Global Sales.
We announced the appointment of Mr. Lando as our Acting Chief Executive Officer in August 2019 and as a director of our Board of Directors and permanent CEO on February 9, 2020. Mr. Lando had previously spent 16 years at Applied Materials, a materials engineering company focused on semiconductor, flat panel display and solar photovoltaic industries, based in Santa Clara, California, where he held several positions, including process engineer for metal deposition and chemical vapor deposition systems, business manager for the Process Diagnostic and Control Group. His last position at Applied Materials was Vice President and General Manager of Baccini Cell Systems Division of the Solar Business Group, which he held from January 2008 to March 2009. Mr. Lando holds a B.S. in Chemical Engineering from the Technion, Israel’s Institute of Technology in Haifa, and is the author of several publications in the field of chemical deposition.

Mr. Lando’s historical knowledge of our company and his experience at other technology companies provides a valuable perspective to our Board.

Avery More	Committees: Compensation Committee (Chairperson), Technology Committee (Chairperson) Other Current Public Boards: None

Director Since: 2006 Age: 69
Mr. More has served as a member of our Board of Directors since 2006.
Mr. More was the sole seed investor in the Company through his fund, ORR Partners, and participated in all successive rounds. Mr. More continues to invest in technology companies, with ORR Partners, Innoventions Capital and More Family Investments entities. Previously, Mr. More was the president and chief executive officer of CompuCom Systems Inc. from 1989 to 1993. Mr. More currently serves on the board of directors of several private companies, BuzzStream, AppDome, HolistiCyber Ltd., senseIP, and SageCyber.

Mr. More’s historical knowledge of our company and his experience as a director of other technology companies provides a valuable perspective to our Board.

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Nadav Zafrir	Committees: Compensation Committee Member, Nominating and Corporate Governance Committee Member, Technology Committee Member Other Current Public Boards: None

Director Since: 2019 Age: 54
Mr. Zafrir joined our Board of Directors in 2019 and serves as the Chairperson.
Bringing thirty years of experience in management, leadership, and technology innovation, Mr. Zafrir has been the co-founder and Managing Partner of Team8, a global venture group that builds and backs technology companies at the intersection of artificial intelligence, cybersecurity, data, fin-tech, enterprise software, and infrastructure since 2014. Prior to founding Team8, Nadav spent 20 years in the Israel Defense Forces. He served as Commander of Unit 8200, Israel’s elite military technology unit, where he established the Israel Defense Forces Cyber Command. He holds an LLB from the Interdisciplinary Center Herzliya (IDC) and an Executive MBA from the Kellogg - Recanati program of the Kellogg Graduate School of Business at Northwestern University in Chicago and the Recanati School of Business at Tel Aviv University.

Mr. Zafrir’s technological expertise and former work experience with some of our senior management provides our board and the management team with helpful and valuable contribution insights into the business and technology development discussions which further strengthens our executive management.

The Board of Directors recommends a vote FOR the election of each of the three Class III director nominees.

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Continuing Directors

Dirk Carsten Hoke	Committees: Nominating and Corporate Governance Committee Member Other Current Public Boards: Spire Global, Inc.

Director Since: 2022 Age: 55
Mr. Hoke has served as a member of our Board of Directors since 2022.
Mr Hoke has a career that spans almost 30 years and five continents in various industries. Since 2022 Mr. Hoke has served as the Chief Executive Officer of Volocopter, a pioneer of the Urban Air Mobility (UAM), launching first commercial operation in 2024. Prior to this role, Mr. Hoke served from 2016 until 2021 as the Chief Executive Officer of Airbus Defence and Space, a provider of defense, space, and security systems and also served as a member of Airbus’ Global Executive Committee. Prior to that, he held various executive positions at Siemens, including General Manager for the Transrapid Propulsion and Power Supply Subdivision, President of Siemens Transportation Systems China, Chief Executive Officer of Siemens Africa, Chief Executive Officer Industrial Solutions, Chief Executive Officer Customer Services and Chief Executive Officer Large Drives.
Mr. Hoke resides in Germany and serves on the Board of Advisors of Voyager Space and on the Board of Directors of Spire Global.
He holds a degree in Mechanical Engineering from the Technical University of Brunswick, Germany and is an Alumni of the Young Global Leader Program of the World Economic Forum.

Mr. Hoke brings valuable business experience to our Board through his years of experience as a chief executive officer with technology companies and experience as a director of other public companies.

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Betsy Atkins
Committees: Nominating and Corporate Governance Committee (Chairperson), Technology Committee (Member), Compensation Committee (Member)

Other Current Public Boards: Wynn Resorts Ltd., SL Green Realty Corp., and Enovix Corp.

Director Since: 2021 Age: 70
Ms. Atkins has served as a member of our Board of Directors since 2021.
Ms. Atkins is a seasoned business-woman and serial entrepreneur with two decades of experience serving on some of the world’s most visible global public company boards. She served as the CEO of Baja Corporation, an independent venture capital firm focused on technology, renewable energy and life sciences, since 1994. She has previously served as CEO and Chairperson of SaaS company Clear Standards, Inc., an energy management and sustainability software company, a position she held between February and August 2009. She also served as CEO of Key Supercomputer, focused on seismic analytics, applying AI machine learning technology to pinpoint reserves using predictive and prescriptive analytics, between 2008 and 2010 and as CEO of NCI, Inc., a food manufacturer creating Nutraceutical and Functional Food products.
In addition, Ms. Atkins is a highly acclaimed public company Board Director and author. For 20 years, she has worked behind the scenes at companies like Schneider, Lucent, Vonage, SunPower Corp, Paychex and Nasdaq Inc. Ms. Atkins started her business career as an entrepreneur co-founding several successful high tech, energy and consumer companies including Ascend Communications. Ms. Atkins is an effective operational leader, having served as CEO three times and she has a strong global and operational perspective encompassing the full range of experience from growth to restructuring and is a recognized ESG and Governance thought leader. Her corporate board experience covers industries including Technology, Energy Management, Solar, Industrial Automation, Manufacturing, Automotive, and Logistics.
Ms. Atkins brings the knowledge of leveraging next gen digital technologies, is an innovative entrepreneur for tech enablement for the future of work for manufacturing 4.0 initiatives (i.e. applying industrial Internet of Things, or IIoT, for preventative maintenance in the Industrial, Automotive, and Aerospace sectors). Ms. Atkins has a global, broad perspective on energy from her role as Lead Director at SunPower Corporation, the renewable solar company, and Schneider Electric, SA, the energy efficiency infrastructure monitoring and industrial automation process control company, where she served from 2005 to 2012 and 2011 to 2019, respectively. She also served on the boards of Covetrus, Inc. and its predecessor, Vets First Choice, a pharmaceutical company, from February 2016 until September 2019, Cognizant Technology Solutions Corporation, an information technology services company, from April 2017 to October 2018 and HD Supply, Inc., an industrial distributor, from September 2013 to April 2018. Her areas of experience include Artificial Intelligence, Seismic Analytics, Internet of Things (IoT), using technology to digitize processes driving accuracy and productivity, Cyber Security, Mobile and SaaS. Ms. Atkins currently serves on the public boards of Wynn Resorts, Limited, and Enovix Corporation. Ms. Atkins also serves on the public board of SL Green Realty Corp but has informed SL Green Realty Corp that she will be resigning from her directorship effective from the date her successor is duly elected and qualified in SL Green Realty Corp’s 2024 annual meeting of stockholders.
Ms. Atkins holds a degree in liberal arts from the University of Massachusetts, Magna Cum Laude.

Ms. Atkins brings to the Board valuable business experience through her years of experience as a chief executive officer with technology and energy companies, her extensive experience in ESG, and her experience as a director of other public companies.

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Marcel Gani	Committees: Audit Committee (Chairperson) Other Current Public Boards: None

Director Since: 2015 Age: 71
Mr. Gani has served as a member of our Board of Directors since 2015.
Since 2009, Mr. Gani has served as an independent consultant to various start-up companies, and between November 2009 and June 2010 acted as chief executive officer for New Pax, a private company. From 2005 to 2009, Mr. Gani lectured at Santa Clara University, where he taught classes on accounting and finance. In 1997, Mr. Gani joined Juniper Networks, Inc. where he served as chief financial officer and executive vice president from December 1997 to December 2004, and as chief of staff from January 2005 to March 2006. Prior to joining Juniper, Mr. Gani served as Chief Financial Officer at various companies, including NVIDIA Corporation, Grand Junction Networks, Primary Access Corporation and Next Computers. Mr. Gani served as corporate controller at Cypress Semiconductor from 1991 to 1992. Prior to joining Cypress Semiconductor, Mr. Gani worked at Intel Corporation from 1978 to 1991. Mr. Gani holds a B.A. in Applied Mathematics from Ecole Polytechnique Federal and an M.B.A. from University of Michigan, Ann Arbor.

Mr. Gani brings valuable financial and business experience to our Board through his years of experience as a chief financial officer with public companies and past experience as a director of other public companies.

Tal Payne	Committees: Audit Committee Member Other Current Public Boards: None

Director Since: 2015 Age: 52
Ms. Payne has served as a member of our Board of Directors since 2015.
Tal Payne brings over 15 years of financial management experience. She previously served as Chief Financial Officer at Check Point Software Technologies Ltd., a leading provider of cyber security solutions to governments and corporate enterprises globally from 2008 to 2023. During her tenure, Ms. Payne has held the position of Chief Financial and Operations Officer from 2015, overseeing the company’s global operations and finance, including investor relations, legal, treasury, purchasing and facilities.
Ms. Payne served as Chief Financial Officer at Gilat Satellite Networks Ltd., where she held the role of Vice President of Finance for over five years.
She began her career as a CPA in public accounting at Pricewaterhouse Coopers. Ms. Payne holds a B.A. in Economics and Accounting and an Executive M.B.A., both from Tel Aviv University. Ms. Payne served on the board of IronSource Ltd. between 2021 and until 2023, when Ironsource merged with Unity Software Inc.

Ms. Payne brings valuable financial and business experience to our Board through her years of experience as a chief financial officer with publicly traded companies.

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Dana Gross	Committees: Audit Committee Member Other Current Public Boards: Tower Semiconductors Ltd. and Playtika Holding Inc.

Director Since: 2023 Age: 56
Ms. Gross has served as a member of our Board of Directors since 2023.
Ms. Gross brings over 25 years of strategic and financial expertise to the Board of Directors from technology companies ranging from fintech to AI. Ms. Gross is Head of Strategic Initiatives at Fiverr International Ltd., an online marketplace, since 2022. She previously served as Chief Operating Officer of Prospera Technologies, an AI Agtech company, between 2016 and 2021 and later as Chief Strategy Officer (CSO) at Prospera Technologies between 2021 and 2023. She has also previously held the role of Chief Financial Officer at eToro, a fintech company, and has served on the boards of such companies as M-Systems, AudioCodes, and Power Dsine. She was also a venture partner at one of Israel's leading venture capital fund, Viola Ventures. Ms. Gross has also held various executive management positions at M-Systems from 1992 to 2006, when it was ultimately acquired by SanDisk, and as CEO of Btendo, a start-up company that developed MEMS based PICO projection solutions, until it was acquired by ST Microelectronic in 2012. Ms. Gross holds a BSc in Industrial Engineering from Tel Aviv University and an MBA from San Jose University.

Ms. Gross brings valuable financial, strategic and business experience to our Board through her years of experience in both executive financial and strategic roles at public companies.

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Director Skills Experience and Background

The Nominating and Corporate Governance Committee and the Board have identified particular qualifications, attributes, skills and experiences that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities:

Leadership and Executive Experience in Public Companies
We believe that directors who have significant practical experience, demonstrated business acumen and leadership, and high levels of accomplishment will possess the ability to exercise sound business judgment and to provide insight and practical wisdom to help us analyze, shape, and oversee the execution of important operational and policy issues while understanding the legal and regulatory demands required from a public company.

Extensive Knowledge of the Company’s Business
We design and manufacture both hardware and software technological solutions for the smart energy market while constantly developing and growing our business. Our director’s commitment to understanding the Company and its business, industry, and strategic objectives is significant for their contribution to our strategic planning and business discussions.

High Level of Financial Expertise
Accurate financial reporting, robust auditing and familiarity with new accounting principles and practices are important for us as a publicly traded company. We, therefore, seek to have a number of directors who qualify as Audit Committee financial experts. We further expect all of our directors to be financially knowledgeable in order to understand and advise on our financial reporting, internal control, and investment activities.

Broad International Exposure
We currently have a presence in 36 countries around the world. Our products have been installed in over 140 countries around the world. Due to the global nature of our business, we deem it critical for our directors to be able to provide valuable business and cultural perspective on our international operations.

Innovation and Technology
Our products reflect a focus on innovation and we are continuously searching to improve and enhance the capabilities of our technology departments. It is important for us to have directors who share the desire for technological innovation, who have themselves led technology companies and who want to be a part of leading the path for continuous innovation in the area of smart energy. In light of the importance of protection of infrastructure from security threats including cyber, we look to our board members for their experience in this area.

Independence For non-employee directors, it is important that our directors are independent under Nasdaq listing standards and other applicable rules and regulations.

Sustainability and Human Capital
Our core business is inherently focused on products that are aimed to help mitigate climate change by making solar power more efficient and enhance our positive impact on the environment and society. In addition, we believe that our employees satisfaction and engagement in what we do is integral to our ultimate success. We believe that experience in sustainability and human capital matters by our directors is helpful to address the needs of the Company and our customers.

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The table below summarizes the specific skills and attributes most valued by the Nominating and Corporate Governance Committee and the Board in connection with annual assessment and/or appointment decision-making for each director or nominee listed below. Therefore, the absence of a particular skill for a director does not necessarily mean the director does not possess that attribute.

Skills and Expertise*

	Leadership and Executive Experience	Knowledge of the Company’s Business	Financial Expertise	Broad International Exposure	Innovation and Technology	Independence	Sustainability and Human Capital Expertise	Tenure
Nadav Zafrir	●	●		●	●	●	●	5 years
Zvi Lando	●	●		●	●		●	4 years
Marcel Gani	●	●	●	●		●	●	9 years
Avery More	●	●		●	●	●	●	18 years*
Tal Payne	●	●	●	●		●	●	9 years
Betsy Atkins	●	●		●	●	●	●	3 years
Dirk Hoke	●	●		●	●	●	●	2 years
Dana Gross	●		●	●		●	●	1 year
Board Composition (%)								Average Tenure: 5.1
	100%	87.5%	37.5%	100%	62.5%	87.5%	100%

* SolarEdge has been public since 2015. The Board weighed the potential impact of tenure on the independence of our longest-serving director, Mr. More and determined that Mr. More’s independence from management has not been diminished by his years of service.

Board Diversity Matrix (as of April 26, 2024)

Total number of Directors	8
Gender Identity	Female	Male	Non-Binary	Did Not Disclose
Directors	3	3	0	2
Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Native Hawaiian or Pacific Islander
Hispanic or Latinx
White	1	3
Two or more Races or Ethnicities		1
LGBTQ+
Did not disclose demographic background				2

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Board Diversity and Refreshment

The Board conducts regular renewal and refreshment assessment. As part of such assessment, our corporate governance guidelines include a formal policy whereby the Nominating & Governance Committee continuously and actively seeks candidates who are of diverse geographic, age, race, gender, ethnic and professional backgrounds who can contribute to our board in a meaningful way. The Board assesses its effectiveness in this regard as part of the annual board evaluation process. The Nominating & Governance Committee regularly reviews the composition of our Board and assesses the skills and characteristics of our directors with a view towards enhancing the composition of our Board to support the Company’s evolving strategy.
The Board evaluates its diversity of occupational and personal backgrounds and viewpoints as part of its annual re-nomination process. Each of our director nominees has achieved a high level of success in his or her career, including extensive experience in technology companies and venture capital firms, as well as historical knowledge of the Company for those who have served several years on our Board. Based on their experiences, each has been directly involved in the challenges related to setting the strategic direction and managing the financial performance, personnel, and processes of large, complex organizations. Each has had exposure to effective leaders and has developed the ability to judge leadership qualities. The Nominating and Corporate Governance Committee consults with other members of the Board and management in identifying and evaluating candidates for directorship.

Additionally, the Board believes that diversity with respect to tenure is important in order to provide the Company with balanced views and insights from Board members who have a deep acquaintance with the Company’s history as well as a fresh perspective from new Board members.

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Directors and Corporate Governance

Board Independence

Under the listing requirements and Nasdaq rules, independent directors must comprise a majority of a listed company’s board of directors. Our Principles of Corporate Governance (the “Principles”) provide that an “independent” director is a director who meets the Nasdaq definition of independence. The Principles also provide that, under applicable Nasdaq rules, the members of each of the Audit and Compensation Committees are subject to additional heightened independence criteria applicable to directors serving on these committees. Our Board of Directors undertakes a review of its composition, the composition of its committees and the independence of each director (both generally, and, where applicable, under heightened independence criteria applicable to certain committees) on an annual basis. Based upon information requested from, and provided by, each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined, based on the recommendation of our Nominating and Corporate Governance Committee, that each of Messrs. Gani, More, Hoke and Zafrir and Mses. Atkins, Gross and Payne are “independent” under Nasdaq rules. In addition, our Board of Directors has determined that all the members of the Audit and Compensation Committees meet the additional, heightened independence criteria applicable to such committee members under the Nasdaq rules.

When evaluating the independence of director nominees, the Board weighs numerous factors, including tenure. Directors with more than 12 years of service are subject to specific considerations to promote an undiminished level of independence. In particular, the Board weighed the potential impact of tenure on the independence of our longest-serving director, Mr. More. Mr. More provides valuable perspectives and expertise on matters of significance to the Company and is a respected leader in the Board room. The Board concluded that Mr. More is a valued director who fulfils his responsibilities with independent-minded oversight. Mr. More appropriately challenges management, and is reasoned, balanced, and thoughtful in Board deliberations and in communications with management. The Board determined that Mr. More’s independence from management has not been diminished by his years of service.

As described in our Corporate Governance Guidelines, the independent directors meet in executive sessions without management present at every regular Board meeting to promote open discussion among independent directors.

Leadership Structure and succession planning

In 2019, we separated the roles of Board Chairperson and CEO. In August 2019, Mr. Zafrir, one of our independent directors, became the Chairperson of our Board of Directors. On February 19, 2020, Mr. Lando assumed the role as the Company’s CEO on a permanent basis and was appointed to serve as a member of the Board of Directors. Mr. Lando was identified by the Company as the best candidate to lead the continued growth and innovative spirit of our Company, along with the support and guidance of Mr. Zafrir as independent Chairperson and all of the other independent Board members.

•
The Board believes that its current leadership structure serves well the objectives of the Board’s independent oversight of management, the ability of the Board to carry out its roles and responsibilities on behalf of the stockholders, and the Company’s overall corporate governance.

•
The Board also believes that the current separation of the Chairperson and CEO roles allows the CEO to focus his time and energy on operating and managing the Company and enables him to leverage the experience and perspectives of the Chairperson of the Board and the other experienced Board members. Among other things, the Chairperson helps guide the Company on strategy. The Board and the Nominating and Corporate Governance Committee periodically review the leadership structure and refreshment of the Board to promote continued contribution by the Board to management and to new and creative thought processes.

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Principles of Corporate Governance

The Company is committed to robust corporate governance, ethical conduct, sustainability and accountability of our senior executives and board members. Our Principles of Corporate Governance are available under “Corporate Governance” on our investor relations page on our website.

Board Meetings

During 2023, the Board of Directors held nine meetings. Each director attended at least 88% of the meetings of the Board of Directors held during the period such director served and each of our directors attended at least 75% of the aggregate of the total number of the meetings held by any of the committees of the Board of Directors on which such director served during such period.

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The Board’s Role in Risk Oversight

The Board of Directors oversees the Company’s risk management process both directly and through its committees, the Audit Committee and the Technology Committee. The Board oversees a Company-wide approach to risk management, designed to enhance stockholder value, support the achievement of strategic objectives and improve long-term organizational performance. The Board continuously reviews the Company’s progress against its annual strategic plans and determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. The Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategy that reflects both the Board’s and management’s consensus as to appropriate levels of risk and the appropriate measures to manage those risks. Pursuant to this structure, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategy and the implementation of that strategy, including financial, legal/compliance, operational/strategic, health and safety, cyber security, ESG matters, human capital management and compensation risks. The Board also considers risk when evaluating proposed transactions and other matters presented to the Board, including material acquisitions and financial matters. Other risks assessed by the Board of Directors or one of its designated committees arise out of the audit performed by the Company’s internal audit team. The Company’s internal auditor performs a risk assessment and based on these results, established a strategy for audits. The results of these audits are reported to the Audit Committee and often, when business risks are identified, the Board of Directors or a designated committee will continue to receive follow-up on the matters at hand.

Risk Oversight

While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee reviews and discusses the Company’s practices with respect to risk assessment and risk management. The Audit Committee also focuses on the adequacy and effectiveness of the Company’s internal controls. In 2019, the Company appointed a Senior Director of Risk Management and Internal Audit and in 2021 further expanded its internal audit team in order to support audit continuity by a function that is deeply acquainted with the Company. In 2023, he was promoted to the Vice President title. The Audit Committee receives regular reports from the Company’s Vice President of Risk Management and Internal Audit on the Company’s internal system of audit and financial controls, enterprise risk information, and the periodic report of internal audit activities. The annual internal audit work plan is created based on a comprehensive risk assessment survey and is approved by the Audit Committee. In addition, the Audit Committee oversees the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s codes of conduct and policies and procedures for monitoring compliance. The Compensation Committee oversees the assessment of the risks related to the Company’s compensation policies and programs applicable to its officers and other employees. Management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, including reports on significant Company projects, with additional review or reporting on risks being conducted as needed or as requested by the Board and its committees.

ESG Strategy and Oversight

As part of the Board’s risk oversight, the Board receives quarterly reports on key ESG matters and progress of the Company’s attainment of its ESG goals. The Board has delegated the overall oversight for the Company’s sustainability performance, disclosure, strategies, goals and objectives as well as monitoring evolving sustainability risks and opportunities to the Company’s Nominating and Corporate Governance Committee.
The Board has delegated the overall oversight of the Company’s human capital management, including with respect to matters such as diversity and inclusion to the Compensation Committee.
In 2021, the Board formally expanded the charter of the Nominating and Corporate Governance Committee to reflect its responsibility over the Company’s sustainability matters, and the Compensation Committee’s charter was expanded to include its responsibility over human capital management.

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Oversight of Cybersecurity and Data Privacy Risks

Cyber security risk is an area of increasing focus for our Board, particularly as an increasingly significant part of our operations rely on digital technologies. As a result, we have implemented a cyber security program to assess, identify, and manage risks from cyber security threats that may result in material adverse effects on the confidentiality, integrity, and availability of our information systems. This program has been integrated into the Company’s overall risk management process.
The Board has delegated primary oversight of the Company's risks from cyber security threats to the Technology Committee. Our management team, including our Chief Information Security Officer (CISO), provides quarterly updates to our Technology Committee and annually to the full Board regarding our cyber security activities and other developments impacting our digital security. We have protocols by which certain cyber security incidents are escalated within the Company and, where appropriate, reported to the Board and Technology Committee in a timely manner.

While we follow IoT cybersecurity standards and regulations, our products and information systems are potentially subject to cyber risks of data leakage and operational damages. To protect our products and information systems from cybersecurity threats, we use various security tools that help prevent, identify, escalate, investigate, resolve and recover from identified vulnerabilities and security incidents in a timely manner. The Company’s internal auditor and CISO are informed in the event of any significant cyber security incident and operate to comply with applicable laws regulations.

As part of our program to mitigate risk from cyber security threats, the Company actively evaluates and refines its cyber security tools and processes with the intention of reducing cyber security risks and aligning with the National Institute of Standards and Technology Cyber-security Framework for risk management. Features of our cybersecurity program include:

•	Processes designed to comply with information security standards and privacy regulations, including the European Union's General Data Protection Regulation.
•	Maintenance of an ISO 27001 Information Security Management Standard certification.
•	Implementation of a variety of security controls, such as firewalls, and intrusion detection systems.
•	Protection against Denial-of-Service attacks which prevent legitimate use of our services.
•	Security events monitoring in our security operations center.
•	Development of incident response policies and procedures designed to initiate remediation and compliance activities in a timely manner.
•	Implementation of data loss prevention tools.
•	Implementing an ID management system to enforce granular role-based access controls.
•	Performing penetration testing on cloud and app platform.
•	Administration of a comprehensive cyber security awareness program to educate employees about cyber security risks and best practices.
•	Retention of a third-party, independent cyber security firm to conduct cyber security assessments of our systems and procedures.
•	Employment of a responsible disclosure policy, which includes a Bug Bounty Program designed to help identify and fix any potential flaws in the company’s services or products.

We also employ processes designed to oversee, identify, and reduce the potential impact of a security incident at a third- party vendor, or customer, or otherwise implicating the third-party technology and systems we use. Such security measures include, without limitation:

•	A security solution designed to safeguard customer data and systems.

•	Security assessments of our major vendors.

•	Risk assessments by an insurance company.

•	Implementation of endpoint detection and response (EDR) technology, as well as partial operational technology (OT) security measures on some of our factories, to protect our on-premises systems.

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Board Committees

Audit Committee

Our Board of Directors has established an Audit Committee, which operates under a written charter that is available on the investor relations page of the SolarEdge website. The Audit Committee’s responsibilities include, but are not limited to:

•	Defining and emphasizing management’s and the board’s commitment to an environment that supports integrity in the financial reporting process;

•	Appointing, compensating, retaining, evaluating, terminating and overseeing our outside auditor;

•	At least annually, overseeing processes for monitoring the outside auditor’s independence;

•	Overseeing implementation of new accounting standards by having the outside auditor report on a quarterly basis on accounting standards that could impact the Company’s business;

•	Reviewing with our outside auditor the matters required to be reviewed by applicable auditing requirements;

•	Communicating with the outside auditor on matters related to the conduct of the audit and on critical audit matters expected to be described in the outside auditor’s report;

•	Approving in advance all audit and permissible non-audit services to be performed by our outside auditor;

•
Meeting to review and discuss with management and the outside auditor the annual audited and quarterly financial statements of the company and the outside auditor’s reports related to the financial statements;

•	Receiving reports from the outside auditor and management regarding, and reviewing and discussing the adequacy and effectiveness of, the company’s disclosure controls and procedures;

•	Establishing and overseeing procedures for the confidential, anonymous submission of concerns regarding questionable accounting, internal controls, auditing and federal securities law matters;

•
Overseeing and participating in the resolution of internal control issues, where identified, by meeting with the Company’s internal auditor on a quarterly basis and receiving reports of all internal audits preformed and implementation of recommendations by the internal auditor;

•	Assessing the Company’s risk management survey and the underlying internal audit plan;

•	Establishing and periodically reviewing policies and procedures for the review, approval, and ratification of related person transactions;

•	Overseeing the preparation of the report of the audit committee that SEC rules require to be included in our annual proxy statement; and

•	Reviewing and understanding non-GAAP measures, and related company policies and disclosure controls.

Our Audit Committee, which met eight times in the year ended December 31, 2023, consists of Marcel Gani, Tal Payne, and Dana Gross (who joined the board of directors and audit committee on July 5, 2023), with Marcel Gani serving as chairperson. Avery More served on the Audit Committee until July 4, 2023. Our Audit Committee has set meetings eight times a year - four meetings are dedicated to the review of our financial results /statements, and another four at minimum are dedicated to review of internal audits performed and follow up on risks assessed including a discussion of how they are being managed. Other matters are added to the agenda or additional meetings are scheduled on an as needed basis.

The composition of our Audit Committee complies with the applicable requirements of the SEC and the listing requirements of Nasdaq. All of our Audit Committee members meet the additional, heightened independence criteria applicable to directors serving on the Audit Committee under the Nasdaq rules and SEC rules. Our Board of Directors has determined that Marcel Gani, Dana Gross and Tal Payne each qualify as an “Audit Committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations.

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Compensation Committee

Our Board of Directors has established a Compensation Committee, which operates under a written charter that is available on the investor relations page of the SolarEdge website. The Compensation Committee’s responsibilities include, but are not limited to:

•	Overseeing our overall compensation philosophy, policies, and programs;

•
Reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the chief executive officer’s performance in light of those goals and objectives, approving grants of equity awards to the chief executive officer and recommending to the independent directors the chief executive officer’s compensation level based on this evaluation;

•	Overseeing the evaluation of other executive officers and approving equity awards to these officers, and setting their compensation based upon the recommendation of the chief executive officer;

•	Reviewing and approving the design of other benefit plans pertaining to executive officers;

•	Reviewing and approving employment agreements and other similar arrangements between us and our executive officers;

•	Overseeing preparation of the report of the compensation committee to the extent required by SEC rules to be included in our annual meeting proxy statement; and

•
Overseeing the company’s strategies and policies related to human capital management, including with respect to matters such as diversity and inclusion, workplace environment and culture, employee health and safety and talent development and retention.

Our Compensation Committee may delegate its duties and responsibilities to one or more subcommittees, consisting of not less than two members of the Compensation Committee, as it determines appropriate. Our Compensation Committee, which met four times during the year ended December 31, 2023, consists of Avery More, Nadav Zafrir, and Betsy Atkins, with Avery More serving as chairperson. The composition of our Compensation Committee meets the requirements for independence under the applicable rules and regulations of the SEC and the Nasdaq Global Select Market. Each member of the Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

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Compensation Committee Interlocks and Insider Participation

During 2023, our Compensation Committee consisted of Avery More, Betsy Atkins and Nadav Zafrir. None of the members of our Compensation Committee is, or was during the year ended December 31, 2023, an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Board of Directors has established a Nominating and Corporate Governance Committee, which operates under a written charter that is available on that is available on the investor relations page of the SolarEdge website. The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

•	Developing and recommending to the board criteria for identifying and evaluating director candidates and periodically reviewing these criteria;

•	Identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

•	Assessing the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the board;

•	Developing and recommending to our board of directors a set of corporate governance guidelines and principles;

•	Establishing procedures for the consideration of board candidates recommended by the company’s stockholders;

•	Recommending to the board candidates to be elected by the board to fill vacancies and newly created directorships and candidates for election or reelection at each annual stockholders’ meeting;

•	Periodically reviewing the board’s leadership structure, size, composition, and functioning; Overseeing succession planning for positions held by executive offices;

•	Overseeing the evaluation of the board and its committees;

•	Annually reviewing the compensation of directors for service on the board and its committees and recommend changes in compensation to the board, as appropriate; and

•	Overseeing and making recommendations to the board regarding sustainability matters.

Our Nominating and Corporate Governance Committee, which met three times during the year ended December 31, 2023, consists of Betsy Atkins, Nadav Zafrir, and Dirk Hoke with Betsy Atkins serving as chairperson. The composition of our nominating and corporate governance committee meets the requirements for independence under the applicable rules of the Nasdaq Global Select Market.

Technology Committee

In the second half of 2021 our Board of Directors established a Technology Committee, which operates under a written charter that is available on the investor relations page of the SolarEdge website. The Technology Committee’s main responsibilities include, but are not limited to:

•	Overseeing the Company’s technology related strategies, processes, and programs;

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•	Reviewing periodically plans, strategy and implementation of new technology, product, manufacturing plans and quality and reliability plans;

•	Reviewing benefits, risks and potential risk mitigation measures associated with proposed technology advancement programs;

•	Reviewing the status of ongoing and proposed technology development with an emphasis on results measured against goals set from time to time;

•	Reviewing actions and risks associated with any current shortfalls in product performance, quality, or reliability and manufacturing methods including any product security; and

•	Reviewing risks identified with cyber-related exposure, including any incidents may have arisen and measures taken and/or recommended to be taken to protect the Company’s assets.

Our Technology Committee, which met three times during the year ended December 31, 2023 consists of Betsy Atkins, Nadav Zafrir and Avery More, with Avery More serving as chairperson.

Policy Regarding Stockholder Recommendations

The Company identifies new director candidates through a variety of sources. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner it considers other candidates, as described above. Stockholders seeking to recommend candidates for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing describing the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director. Please submit this information to the Corporate Secretary at 1 HaMada Street, Herziliya Pituach, Israel, 4673335.
Stockholders may also submit director nominees by adhering to the advance notice procedure described under “Stockholder Proposals” elsewhere in this Proxy Statement.

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Director Compensation

Each of our non-employee directors is eligible to receive compensation for their service on our Board of Directors consisting of annual cash retainers and equity awards. For 2023, our Compensation Committee received a report from its independent compensation consultant, which included recommendations for slight modifications to the compensation of our directors in order to align near the median of director compensation of our Peer Group as well as additional changes for the Chairman of our Board as described in last year’s proxy statement and in more detail below. The Compensation Committee considered the independent consultant’s recommendations and revised the non-employee directors’ compensation program as follows for 2023: for each Board member, the annual equity award was increased by $10,000 from $185,000 to $195,000 and the supplemental Board Chair cash retainer was increased by $245,000 from $85,000 to $330,000. In addition, an annual equity award for the Chairman of the Board was added in the amount of $230,000.

The additional compensation provided to the Chairman of the Board was approved by the Board of Directors after review with the compensation consultant in light of the significantly increased scope and time commitment of the role.   The compensation was initially approved by the Board of Directors at the end of 2022 when the Company was managing significant growth challenges and continues into 2024 as the Company navigates the volatile market in which it operates. This current arrangement is reviewed annually and, if and when the time commitment and scope of the role return to market normative levels, the compensation is expected to revert back closer to prior compensation levels.

The table below reflects the cash compensation of our directors in effect in 2023, which was paid in quarterly or semi-annual installments. Directors serving as chairs of committees do not receive additional compensation for serving as general members of the committees they chair.

Position	Annual Retainer Effective January 1, 2023 ($)
Chairperson of the Board	330,000
Board Member	70,000
Audit Committee Chair	32,500
Compensation Committee Chair	22,500
Nominating and Corporate Governance Committee Chair	15,000
Technology Committee Chair	15,000
Audit Committee Non-Chair Member	12,500
Compensation Committee Non-Chair Member	10,000
Nominating and Corporate Governance Committee Non-Chair Member	7,500
Technology Committee Non-Chair Member	7,500

The equity award program for our non-employee directors in 2023 consisted of (i) an equity award in the form of restricted stock units, granted upon the individual’s initial appointment to our Board of Directors, as applicable, with a grant date value of $150,000, and (ii) an annual equity award in the form of restricted stock units with a grant date value of $195,000, subject to proration for directors whose commencement of Board service is not on the date of the annual stockholder meeting. The initial restricted stock unit awards vest in equal annual installments over three years and the annual RSUs vest in full on the earlier of (i) the one-year anniversary of the grant date or (ii) the Company’s next regular Annual General Meeting of Stockholders, subject to continued board service through the applicable vesting date. Our directors are reimbursed for travel, food, lodging, and other expenses directly related to their activities as directors. Our directors are also entitled to the protection provided by the indemnification provisions in our by-laws. Our Board of Directors may revise the compensation arrangements for our directors from time to time. In addition, starting with equity awards made in 2023, directors are entitled to vesting acceleration upon death or disability.

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The following table sets forth the total cash and equity compensation paid to our non-employee directors for their service on our board of directors and committees of our board of directors during the year ended December 31, 2023. Mr. Lando is not eligible to receive any additional compensation for serving on our board of directors. His compensation for serving as the Company’s Chief Executive Officer is disclosed in the “Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Nadav Zafrir	425,000	543,813 (2)	968,813
Marcel Gani	102,500	194,830 (3)	297,330
Betsy Atkins	102,500	194,830 (3)	297,330
Avery More	114,792	194,830 (3)	309,622
Tal Payne	82,500	194,830 (3)	277,330
Dirk Hoke	77,500	194,830 (3)	272,330
Dana Gross	41,250	327,436 (4)	368,686

(1)
All equity awards are calculated in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of the equity-based awards in Note 2ad to the audited consolidated financial statements included in our Annual Report on Form 10-K filed on February 26, 2024. As of December 31, 2023, Messrs. Gani, More and Payne held 661 unvested restricted stock units, Mr. Zafrir held 1,441 unvested restricted stock units, Ms. Atkins held 863 unvested restricted stock units, Mr. Hoke held 989 unvested restricted stock units, and Ms. Gross held 1,788 unvested restricted stock units.

(2)
Includes Mr. Zafrir’s pro-rated additional annual equity award granted by the Board of Directors effective January 1, 2023, of 378 restricted stock units ($119,078), which vested on June 1, 2023, and his annual equity award granted on June 1, 2023, of 1,441 restricted stock units ($424,735), which will become fully vested on June 1, 2024.

(3)
$194,830 of the amount reported here represents the grant date fair value of 661 restricted stock units granted to each director on June 1, 2023. All such units will become fully vested on June 1, 2024.

(4)
Includes Ms. Gross’s initial equity award of 819 restricted stock units ($149,983) which vest in equal annual installments over three years, and pro-rated annual equity award granted upon appointment to the Board on July 5, 2023 of 969 restricted stock units ($177,453) which will become fully vested on June 1, 2024.

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 Stockholder Engagement and Communication

Understanding the issues that are important to our stockholders is critical in ensuring that we address their interests in a meaningful and effective way. The Company’s cross functional team that includes our CFO, our Head of Investor Relations and additional members of our Investor Relations team, our VP Corporate Secretary and General Counsel, our Head of ESG and members of the board engage with our stockholders year-round, on a regular basis to discuss a range of topics, including our performance, strategy, risk management, executive compensation, sustainability, diversity and corporate governance. We recognize the value of taking our stockholders’ views into account. Dialogue and engagement with our stockholders help us understand how they view us and set goals and expectations for our performance.

These meetings provide an opportunity for us to maintain an active dialogue with our stockholders so that their perspectives can be thoughtfully considered.

Spring / Summer
•          Analyze and consider voting results and investor feedback following our annual meeting.
•          Identify governance trends and potential areas for improvement.

Summer / Fall
•          Conduct pro-active off-season outreach with stockholders.
•          Implement changes to align with investor feedback.

Fall / Winter
•          Continued stockholders engagement.
•          Enhance Proxy Statement and Annual Report disclosures based on feedback.

Winter / Spring
•          Engage with investors that expressed Proxy related concerns or questions.
•          Annual Meeting of Stockholders in June.

During 2023 we engaged with stockholders representing over:

Our CFO and other members of the Company’s cross-functional team routinely report feedback received from stockholders to our executive management and Board.

We further communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, press releases, and our website. We hold conference calls for our quarterly earnings releases, which are open to all. These calls are available in real-time and as archived webcasts on our website.
The Company encourages stockholders to participate in the Company’s annual stockholder meeting, as it provides a valuable opportunity to discuss the Company, its corporate governance, and other important matters.

2023 Engagement Topics

•	Board Composition, tenure and diversity;

•	Environmental, Social, Governance and Sustainability matters;

•	Corporate governance matters, including board declassification, current stockholder rights and board leadership structure;

•	Compensation Program and long-term incentive compensation mix linking pay and performance;

•	Financial Performance;

•	Policy and regulatory developments;

•	Long Term Corporate Strategy;

•	Executive compensation, including board declassification and current stockholder rights; and

•	Human capital management including diversity, pay equity, inclusion and employee engagement.

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Communications with the Board

Any stockholder of the Company or any other interested party wishing to communicate with the Board, Chairperson of the Board or individual directors may write to the Board at Board of Directors, c/o Corporate Secretary, 1 HaMada Street, Herziliya 4673335, Israel, or by email at investors@solaredge.com. The Corporate Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressees, unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Corporate Secretary. The Board, the Chairperson of the Board or individual directors so addressed will be advised of any communication withheld for safety or security reasons as soon as practicable.
In addition, any person wishing to communicate with the Company’s independent directors may do so by writing to them, c/o Corporate Secretary, 1 HaMada Street, Herziliya 4673335, Israel, or by email at investors@solaredge.com.

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Our Sustainable Strategy(1)

 “The global array of clean energy solutions needs to continue expanding and evolving, to meet the challenges of a growing population and increased electricity demand, while simultaneously allowing for the low-carbon economy transition. As a key player in the global solar industry, we are proud of our contribution to this worldwide positive evolution.”
Zvi Lando, CEO

Powering Clean Energy • Accelerate affordable clean energy • Deliver smart energy solutions • Product Innovation • Deliver sustainable product	Powering People • Be a responsible employer • Protect human rights • Invest in communities	Powering Business • Ethical and compliant conduct • Climate resilience • Resource efficiency • Ethical sourcing

7
AFFORDABLE AND CLEAN ENERGY
9
11
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LIFE ON LAND

3 GOOD HEALTH AND WELL-BEING
5 GENDER EQUALITY
8 DECENT WORK AND ECONOMIC GROWTH
10 REDUCED INEQUALITIES

12 RESPONSIBLE CONSUMPTION AND PRODUCTION

13 CLIMATE ACTION

(1)
Our environmental, social, and governance goals are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met, and the inclusion of information in our sustainability reports (as discussed below), or identifying it as material for purposes of such report or assessing our environmental, social and governance initiatives, should not be construed as a characterization of the materiality or financial impact of that information with respect to us or for purposes of any of our SEC filings.

During 2023, we continued making progress in our Environmental, Social and Governance (“ESG”) performance and disclosure. Our ESG practices are guided by our social purpose “To power the future of energy so we can all enjoy better living and a cleaner, greener future” and our social mission “Shaping the future of sustainable energy production, energy storage and e-mobility through innovation.” We have crafted a comprehensive sustainability strategy with quantitative and qualitative targets in several areas. Our fifth annual Sustainability Report, published in 2023, was conducted in reference to leading global sustainability disclosure standards, GRI (Global Reporting Initiative) and in reference to SASB (Sustainability Accounting Standards Board) standards, and aimed to meet the expectations of investors and other stakeholders. Our sustainability strategy includes the following pillars:

•
Powering Clean Energy: Accelerating the uptake of clean energy, delivering new smart energy, innovative solutions and improving the lifecycle impacts of our products. As a business founded upon the acceleration of clean energy, we strive to reduce our climate impact by minimizing GHG (greenhouse gas) emissions and transitioning to renewable electricity usage in our facilities. By the end of 2023, SolarEdge has five of its own PV systems on its rooftops, partially replacing fossil-fuel based electricity consumption in South Korea, the United States, Italy, the U.K, and Israel. Our Sella 1 and Sella 2 manufacturing sites have conducted several steps to further optimize and reduce their energy consumption. Furthermore, we have completed a lifecycle analysis for three of our key products, examining the carbon footprint of all product life stages. We also strive to achieve near-zero e-waste and minimize the landfill waste of all waste types. In 2023, a total of 83% of all waste at our owned and operated sites was either recycled or recovered to energy.

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•
Powering People: Maintaining leading responsible employment practices, upholding human rights and investing in communities. In 2023, we continued to invest in our workforce to support SolarEdge’s business growth, and maintained responsible employment practices, including an enhanced focus on safety and on employee growth and development. We set quantitative targets and formulated multi-year programs to enhance gender equality within our workforce and to strengthen its inclusiveness (see further details in ‘Human Capital’ below). Our community engagement program focuses on the advancement of renewable energy for environmental community value; encouraging STEM education and youth innovation; and strengthening diverse populations.

•
Powering Business: Maintaining and reinforcing ethical conduct throughout our value chain, advancing climate resilience, improving the efficiency of our resource consumption and ethical sourcing of raw materials and components.

We believe that our sustainability strategy aligns directly with 10 United Nations Sustainable Development Goals (SDGs), and our products and activities are most critical to achievement of SDG #7, Affordable Clean Energy.

Below are some examples of our efforts and practices in several ESG fields:

Climate change and greenhouse gas (GHG) emissions
SolarEdge is a market leader in smart and renewable energy solutions. Our products contribute to the global climate change mitigation efforts. Our solutions allow for millions of tonnes in carbon emission reductions, helping governments and organizations reduce their climate impact.

40 million tonnes of CO2e GHG emissions avoided each year through use of our systems

As stated above, we have installed of our own PV systems in six of our different facilities, which will help us reduce our own Scope 2 emissions.

During 2023, our production and R&D sites have continued to implement enhanced energy saving methods, such as automatic shutdowns and/or motion detectors for AC and lighting systems, optimization of HVAC system operation, and optimization of water cleaning systems.

Our Sella 2 site, in particular has implemented an innovative electricity savings method in the production process of lithium-ion batteries which involves significant amounts of electricity in the charge/discharge cycles of battery formation. The technical limitations of traditional battery production process often cause this electricity to be discharged without reusage. In contrast, the method implemented for the Sella 2 production, is designed to use an innovative electricity reservoir in said process, allowing for an estimated 50% of the discharging electricity to be reused.

(*) Assuming all SE systems shipped by end of 2023 are installed and producing for a full year. See our annual sustainability report for further details on our method for calculating the global GHG savings achieved through use of our products.

Carbon Footprint Analysis
To date, we have completed comprehensive carbon footprint analysis for three leading models of our inverters and optimizers. The analysis was led and certified by the globally-known LCA experts, ‘Carbon Trust’. The analysis allows us to understand the main emission sources throughout our products’ lifecycle, helping us better understand our emission reduction opportunities (including Scope 3 emissions, which we have now begun to analyze).

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Responsible Procurement
We are proactive in increasing ethical conduct, responsible practices, and human right protection within our extensive global supply chain.
Our supplier code of conduct (SCoC) includes detailed requirements on ethics, safety, environment, human rights, fair employment, and others. We have been engaging key suppliers - and requesting that they acknowledge their compliance with the SCoC terms.  To date over 230 active key suppliers (from our Solar and Storage divisions) have committed to the SCoC terms to date. In 2023, we also conducted on-site audits  for two of our contract manufacturers’ sites and one major raw material supplier in connection with their compliance with the SCoC requirements. We aim to continue expanding these efforts in 2024.

already committed to the terms of our Supplier Code of Conduct

The Safety of our People

We believe that all accidents and injuries at work are preventable and aim to create a zero-injury culture across our offices and operations. We comply with applicable occupational health and safety regulations and are certified to Occupational Health and Safety Quality Management Standard ISO 45001:2018. Safety performance is reported monthly to the company CEO and executive management, including specific safety incidents analysis, findings, and corrective actions.
Our safety practices include Nominated Safety Officers at each of our production and R&D sites; Nominated lab electricity supervising engineers in two main R&D sites; appointing and training employees as safety trustees; mandatory annual safety training for all employees; job-specific training (for example, proper use of protective equipment, training for working with high-voltage, training for working on rooftops, training for the safe use of machinery/ chemicals/ materials) that is mandatory for all employees in relevant roles; comprehensive safety, fire, and emergency drill programs to provide employees information on emergency procedures; root-cause assessments of incidents; periodic internal and external EHS audits; supplying employees with all necessary PPE (Personal Protective Equipment) according to the identified job-specific risks and all relevant regulations; and maintaining a healthy and ergonomic work environment.

Code of Conduct and Ethical Business Conduct

We have adopted a code of business conduct and ethics that applies to all of our officers and employees, including our Chief Executive Officer and Chief Financial Officer and those officers and employees responsible for financial reporting. We have also adopted a code of business conduct and ethics that applies to our directors. Our codes of business conduct and ethics are posted on the investor relations section of our website under the “Corporate Governance” tab. We intend to disclose future amendments to our codes of business conduct and ethics, and any waivers of their provisions that we grant to our executive officers and directors, on our website within four business days following the date of the amendment or waiver that require disclosure under the applicable rules.

In 2022, we launched a new annual on-line employee code of conduct training program. In the cases of some production employees who do not have computer access, the training is conducted in on-site group sessions. The training includes emphasis on ”real” work-place scenarios regarding issues such as how to handle harassment and discrimination in the workplace, matters pertaining to potential conflicts of interest, political involvement, and more. The training also re-informs employees regarding the different channels available for reporting potential code violations. The new code of conduct training is mandatory for all employees world-wide.

Recent additions to the codes of business conduct and ethics include expanded details on whistleblower mechanisms; a commitment on human rights protection; and further guidance on political involvement (see details below).
In addition, we have published a complimentary anti-corruption approach document on our website, available under the “Knowledge Center” page. The anti-corruption approach document provides expanded details on relayed issues.  These include the definition of reasonable and unreasonable gift exchange; avoidance of conflicts regarding financial interests; guidelines for participation in external events; and additional instructions and guidelines related to anti-corruption.
The Company has also recently revised its insider trading policy, among other things to prohibit all employees and non-employee directors from engaging in any speculative transactions, hedging and pledging transactions and trading on margin.

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Political Involvement

We respect the diversity of views and beliefs of our employees and encourage them to be active in the civic life of their communities. The Company prohibits any political involvement on its behalf by any of its employees, unless otherwise designated, such as its Global Government Affairs team who engage with governments and policy makers to advocate for policies that are aligned with our business objectives and company values. We do not make any corporate or political contributions. In addition, we endeavor that all Company activities through trade unions and/or industry associations are in support of the Company’s public policy positions on all issues, including (but not limited to) ESG-related issues. Through active participation and leadership, the Company can educate and influence associations and coalitions in support of our policy positions.

Diversity and Gender Equality

The Company is committed to providing equal employment opportunities, values diversity on a company-wide basis and seeks to achieve a diversity of occupational and personal backgrounds and viewpoints in its executive management team in addition to the Board of Directors. The Company aspires to increase the presence of women, ethnically diverse persons and individuals with disabilities in executive and management positions in connection with our sustainability strategy regarding the promotion of gender parity and equal pay. In addition, the Board of Directors has adopted Company objectives, complete with measurable key performance indicators (or KPIs), that will encourage the growth of our women employee population worldwide and, in particular, in the research and development, sales departments, department and in management roles.

We are committed to building a diverse workforce as well as a supportive, inclusive culture of open dialogue and collaboration in which everyone can thrive. Focusing initially on Israel (where over 50% of the SolarEdge workforce is located), in 2021 and 2022 we formed partnerships with local diversity-promoting organizations. These partnerships have enabled us to increase recruitment rates and successfully on-board of new employees from underemployed minority groups, such as Arab-Israelis and Jewish Ultra-Orthodox. We have also undertaken efforts to identify positions relevant for individuals with disabilities.

A key focus of our diversity practices is the enhancement of gender equality in our global workforce, despite the inherent challenges of gender inequality within the tech sector. To this end, the Company has increased the total number of its women employees by 74% during the past three fiscal years. In addition, we have set quantitative targets for increasing the rate of women employees in executive and management positions as part of our 2025 target to promote gender parity and equal pay.

We are actively seeking ways to achieve these targets through designated women talent development programs to better focus our efforts on promoting women in different roles.  The Company has conducted anti-bias training in several global regions in recent years.

We make publicly available our annual EEO-1 summary, which we collect as required by the U.S. Equal Opportunity Commission. This information, which reflects a summary of the voluntary self-identification by our U.S. employees in 2020, 2021, and 2022 can be found on the investor relations section of our website under the “Corporate Governance” tab.

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Human Capital Development

We believe that our employees are our most important asset and that our success depends on our ability to attract and retain outstanding employees at all levels of our business. As a rapidly growing business, we rely on the success of our recruitment efforts to attract and retain technically skilled people who can support our ongoing innovation and expansion. We aim to be inclusive in our hiring practices focusing on the best talent for the role, welcoming all genders, nationalities, ethnicities, abilities and other dimensions of diversity.

We aim to provide our employees with advanced professional and development skills so that they can perform effectively in their roles and build their capabilities and career prospects for the future. We maintain leadership programs for managers and team leaders and deliver advanced professional training for sales, research and development and other functional teams as part of our extensive training program each year. Furthermore, we offer educational learning platforms on a variety of subjects for the professional and personal development and advancement of our workforce.

We also have a comprehensive talent management review process to develop future leaders and provide effective succession planning. The Company conducts annual performance and talent management reviews to determine career growth opportunities and facilitate organizational succession planning.

We aim to provide our employees with competitive salary and benefits that enable them to achieve a good quality of life and plan for the future. Our benefits differ according to local norms and market preferences, but typically include all salary and social benefits required by local law (including retirement saving programs, paid vacation and sick leave) and many additional benefits that go beyond legal requirements in local markets.

Community Engagement

We believe that healthy and vibrant communities are the foundation of sustainable societies and sustainable businesses. In 2022, the Company hired a full time CSR (Corporate Social Responsibility) lead, in order to promote and harmonize our community engagement initiatives. In 2023, this appointment was given status of Head of CSR.

In 2020, in honor and memory of Mr. Guy Sella, SolarEdge’s former Chief Executive Officer, Chairperson and Co-Founder, we announced a commitment of $1,000,000 to be invested in a joint SolarEdge-Technion educational and technological project. The Technion - Israel Institute of Technology, Israel’s leading technical research university, is committed to matching these funds which will be contributed over ten years following said commitment. The Guy Sella Memorial Project combines teaching, research, and outreach activities that extend to high school, undergraduate, and graduate students, including teaching labs which will be established and named after Guy Sella, annual graduate student research fellowships, biennial national energy student hackathons, and visits to the energy center and labs for high school students.

In 2023, the Company donated $537,000 or 0.57% of our consolidated net profit from the prior fiscal year to various charitable organizations with causes ranging from supporting communities in need to the enrichment of education.

In addition to the financial donations, the Company donated an entire solar energy management system to an educational establishment for the rehabilitation of young people who have dropped out of the regular educational/social system. Also, we have facilitated ways for our employees to engage in different volunteering activities organized by the Company throughout the year. A prominent example of these volunteering activities is our flagship educational program, ‘EdgeUcate’, launched in Israel in 2022. The EdgeUcate program aims to raise awareness and educate children from a young age on sustainability practices and solar energy. Age-appropriate learning kits were developed in collaboration with education consultants and content writers for use in the classroom by our employees. Educational kits were designed for students from kindergarten through 12th grade, based on materials from our Edge Academy. The program has also been conducted before audiences made up of diverse populations including women’s shelters and participants of various outreach initiatives, also in Israel’s periphery. During 2023, we expanded the program to seven new global SolarEdge locations including the U.S., South Korea, France, Poland, the Netherlands, Bulgaria, and Australia.

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Proposal No. 2
Ratification of Appointment of
Independent Registered Public
Accounting Firm for 2024

The Audit Committee of the Board of Directors has selected Kost Forer Gabbay & Kasierer, a member of EY Global to be the Company’s independent registered public accounting firm for the year ending December 31, 2024, and recommends that the stockholders vote for ratification of such appointment. Kost Forer Gabbay & Kasierer, a member of EY Global has been engaged as our independent registered public accounting firm since 2007. As a matter of good corporate governance, the Audit Committee has requested that the Board of Directors submit the appointment of Kost Forer Gabbay & Kasierer, a member of EY Global as the Company’s independent registered public accounting firm for 2024 to the stockholders for ratification. In the event our stockholders do not approve this ratification proposal, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee may select another independent registered public accounting firm if it determines that doing so would be in the best interests of the Company. A representative of Kost Forer Gabbay & Kasierer, a member of EY Global is expected to be present at the Annual Meeting. The representative of Kost Forer Gabbay & Kasierer, a member of EY Global will have the opportunity to make a statement at the Annual Meeting if he or she desires to do so and will be available to respond to appropriate questions.

Audit and Related Fees

The following table sets forth the aggregate fees for professional services rendered by Kost Forer Gabbay & Kasierer, a member of EY Global for the audit of our financial statements for the year ended December 31, 2022, and the year ended December 31, 2023, and the aggregate fees for other services rendered by Kost Forer Gabbay & Kasierer, a member of EY Global during those periods:

	2022($)	2023 ($)
Audit fees (1)	1,982,000	2,122,000
Audit related fees	-	-
Tax fees (2)	182,000	369,000
All other fees	-	-
Total audit and related fees	2,164,000	2,491,000

(1)
“Audit fees” are fees for audit services for each of the years shown in this table, including fees associated with the annual audit (including audit of our internal control over financial reporting for the year ended December 31, 2022 and for the year ended December 31, 2023), reviews of our quarterly financial results submitted on Form 10-Q, Korean and Italian statutory audit services and consultations on various accounting issues.

(2)	“Tax fees” are fees for professional services rendered for tax compliance, tax advice, tax planning, and review of our Israeli tax returns.

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Our Board of Directors adopted a written policy for the pre-approval of certain audit and non-audit services that Kost Forer Gabbay & Kasierer, a member of EY Global provides. The policy balances the need to protect the independence of Kost Forer Gabbay & Kasierer, a member of EY Global, while recognizing that in certain situations Kost Forer Gabbay & Kasierer, a member of EY Global may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. In general, the Company’s independent registered public accounting firm cannot be engaged to provide any audit or non-audit services unless the engagement is pre-approved by the Audit Committee. Certain services may also be pre-approved by the Chairperson of the Audit Committee under the policy. All of the fees identified in the table above were approved in accordance with our pre-approval policy.

Vote Required
The approval of the Ratification of Appointment of Independent Registered Public Accounting Firm for 2024 requires the affirmative vote of the holders of a majority of the voting power of the stock, present or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as votes against this Proposal No. 2. While there should be no “broker non-votes” in respect of this Proposal, if there were any, any such broker non-votes will have no effect on this Proposal No. 2.

The Board of Directors recommends a vote FOR the ratification of the appointment of Kost Forer Gabbay &
Kasierer, a member of EY Global for 2024.

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Proposal No. 3
Say-On-Pay

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote, on an advisory (non-binding) basis, to approve the compensation of our named executive officers as disclosed in this Proxy Statement (referred to as a “Say-on-Pay” vote). As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee’s goals in setting executive compensation are to motivate our executives to maximize stockholder value, provide compensation that varies based on performance, and attract and retain managerial talent, without promoting unreasonable risk-taking. To achieve these goals, our executive compensation structure emphasizes performance-based compensation, including annual incentive compensation and stock-based awards.

We urge stockholders to read the “Compensation Discussion and Analysis” below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative following the Compensation Discussion and Analysis, which provide detailed information on the compensation of our named executive officers. The Board of Directors and the Compensation Committee believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement reflects and supports these compensation policies and procedures.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2024 Annual Meeting of Stockholders.

This advisory Say-on-Pay vote is non-binding; however, our Board of Directors and Compensation Committee will review and consider the voting results carefully when making future decisions regarding our executive compensation programs.

After careful consideration, the Board of Directors has adopted a policy of providing for annual “Say-on-Pay” advisory votes. After the 2024 Annual Meeting, our next Say-on-Pay vote is expected to occur at our 2025 Annual Meeting of Stockholders.

The Board of Directors recommends a vote FOR the approval of our executive compensation on an advisory basis.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 8, 2024 (unless indicated otherwise below), for:

•	Each person known to us to beneficially own 5% or more of the outstanding shares of our common stock; Each member of our board of directors and director nominees;

•	Each of our named executive officers; and

•	The members of our board of directors and our executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership in the following table is based on 57,298,690 shares of common stock outstanding as of April 8, 2024, unless otherwise indicated in the footnotes below. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or exercisable within 60 days of April 8, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o SolarEdge Technologies, Inc., 1 HaMada Street, Herziliya Pituach 4673335, Israel.

	Shares Beneficially Owned
Name of Beneficial Owner 5% Stockholders:	Shares	%
BlackRock, Inc. (1)	8,996,578	15.7%
Swedbank Robur Fonder AB (2)	4,273,621	7.5%
Directors, Director Nominees and Named Executive Officers:
Zvi Lando (3)	102,087	*
Ronen Faier (4)	118,750	*
Yoav Galin (5)	214,365	*
Rachel Prishkolnik (6)	14,372	*
Uri Bechor (7)	25,881	*
Meir Adest (8)	125,673	*
Nadav Zafrir (9)	7,515	*
Marcel Gani (10)	29,049	*
Avery More (11)	77,446	*
Tal Payne (12)	3,227	*
Betsy Atkins (13)	2,620	*
Dirk Hoke (14)	1,761	*
Dana Gross (15)	969	*
All directors and executive officers as a group (11 individuals) (16)	383,677	*
*Represents beneficial ownership of less than 1%.

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(1)
Based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc., on January 27, 2024. The Schedule 13G/A contains information as of December 31, 2023. BlackRock, Inc. reports having sole dispositive power over 8,996,578 shares and sole voting power over 8,833,015 shares. The address of the reporting persons is 50 Hudson Yards, New York, NY 10001.

(2)
Based solely on a Schedule 13G/A filed with the SEC by Swedbank Robur Fonder AB, on January 30, 2024. The Schedule 13G/A contains information as of November 1, 2023. Swedbank Robur Fonder AB reports having sole dispositive power over 4,273,621 shares and sole voting power over 4,273,621 shares. The address of the reporting persons is SE-105 34, Stockholm, Sweden.

(3)
Consists of 43,291 shares of common stock beneficially owned by Mr. Lando, 3,755 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2024, and 55,041 shares of common stock issuable upon exercise of options exercisable within 60 days of April 8, 2024.

(4)
Consists of 67,466 shares of common stock beneficially owned by Mr. Faier, 1,458 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2024, and 49,826 shares of common stock issuable upon exercise of options exercisable within 60 days of April 8, 2024.

(5)
Consists of 94,848 shares of common stock beneficially owned by Mr. Galin, 572 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2024, and 118,945 shares of common stock issuable upon exercise of options exercisable within 60 days of April 8, 2024. Mr. Galin, our former VP of Research & Development was no longer an Executive officer of the Company after July 14, 2023.

(6)
Consists of 8,573 shares of common stock beneficially owned by Ms. Prishkolnik, 1,032 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2024, and 4,767 shares of common stock issuable upon exercise of options exercisable within 60 days of April 8, 2024.

(7)
Consists of 18,629 shares of common stock beneficially owned by Mr. Bechor, 1,458 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2024, and 5,794 shares of common stock issuable upon exercise of options exercisable within 60 days of April 8, 2024

(8)
Consists of 46,355 shares of common stock beneficially owned by Mr. Adest, 437 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2024, 1,881 shares of common stock issuable upon exercise of options exercisable within 60 days of April 8, 2024, and 77,000 shares held by AARON I ADEST TTEE ADEST FAMILY TRUST U/A. Mr. Adest, our former Chief Product Officer was no longer an Executive officer of the Company after December 1, 2023.

(9)
Consists of 6,074 shares of common stock beneficially owned by Mr. Zafrir, and 1,441 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2024.

(10)
Consists of 16,278 shares of common stock beneficially owned by Mr. Gani, 661 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2024, 10,555 shares of common stock held directly by Marcel Gani 2002 Living Trust and 1,555 shares of common stock held directly by ALGA Partners LLC. Mr. Gani, in his capacity as trustee, has voting and investment power over the shares owned by the Marcel Gani 2002 Living Trust. Mr. Gani, in his capacity as manager, has voting and investment power over the shares owned by ALGA Partners LLC.

(11)
Consists of 59,085 shares of common stock beneficially owned by Avery More, 661 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2024, 5,000 shares held by More CRUT (More Charitable Remainder Unitrust), 9,000 shares held by More Family 2020 DT Investment LLC, 1,000 shares held by More Generations Trust, 1,000 shares held by Yaron Generations Trust and 1,700 shares held by Avery More's wife, Jerralyn Smith More, as to which Avery More disclaims any ownership interest.

(12)
Consists of 2,566 shares of common stock beneficially owned by Ms. Payne, and 661 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2024.

(13)
Consists of 1,757 shares of common stock beneficially owned by Ms. Atkins, and 863 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2024.

(14)
Consists of 936 shares of common stock beneficially owned by Mr. Dirk, and 825 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2024.

(15)	Consists of 969 shares of common stock beneficially owned by Ms. Gross issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2024.
(16)
Consists of 254,465 shares of common stock, 13,784 shares of common stock issuable upon settlement of restricted stock units which will vest and settle within 60 days of April 8, 2024, and 115,428 shares of common stock issuable upon exercise of options exercisable within 60 days of April 8, 2024.

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Equity Compensation Plan Information

The following table summarizes information as of December 31, 2023, about shares of common stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	2,252,117	$10.52	14,255,021
Equity compensation plans not approved by security holders	-	-	-
Total	2,252,117	$10.52	14,255,021

(1)
Includes in column (a) 2,216,120 shares of common stock issuable upon exercise or vesting, as applicable, of stock awards outstanding under the Company’s 2015 Global Incentive Plan and 35,997 shares of common stock issuable upon exercise of options outstanding under the Company’s 2007 Global Incentive Plan. Includes in column (c) 11,042,805 shares of common stock available for future issuance under the Company’s 2015 Global Incentive Plan and 3,212,216 shares of common stock available for future issuance under the Company’s Employee Stock Purchase Plan. The amounts in column (c) do not include 2,856,171 and 487,643 shares that were added to our 2015 Global Incentive Plan and our Employee Stock Purchase Plan, respectively, on January 1, 2024 pursuant to the evergreen provisions thereunder that provide for automatic annual increases on January 1 of each year until January 1, 2025. Under the 2015 Global Incentive Plan, such increase is equal to 5% of our outstanding shares as of the preceding December 31 (or such lesser amount as approved by the Board) and under the Employee Stock Purchase Plan, such increase is equal to the lesser of 1% of our outstanding shares as of the preceding December 31 and 487,643 (or such lesser amount as approved by the Board). Upon consummation of our initial public offering, the Company’s 2007 Global Incentive Plan was terminated and no further awards can be granted under this plan.

Employee Stock Purchase Plan

We have adopted an employee stock purchase plan (“ESPP”), pursuant to which our eligible employees and eligible employees of our subsidiaries may elect to have payroll deductions made during the offering period in an amount not exceeding 15% of the compensation which the employees receive on each pay day during the offering period. In the second quarter of calendar 2016, we started granting eligible employees the right to purchase our common stock under the ESPP. As of December 31, 2023, a total of 4,150,380 shares were reserved for issuance under the ESPP.

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Executive Officers

Biographical information for the executive officers of the Company is set forth below. Biographical information for Mr. Lando can be found under “Continuing Directors” on page 8.

Ronen Faier	Other Current Public Boards: Monday.Com, Kaltura.

Age: 53
Mr. Faier joined SolarEdge in 2011 as our Chief Financial Officer. Prior to joining SolarEdge, Mr. Faier served from 2008 to 2010 as the chief financial officer of Modu Ltd, a privately owned Israeli company. Between 2004 and 2007, Mr. Faier held several senior finance positions, including chief financial officer at M-Systems prior to its acquisition by SanDisk Corporation in 2006. Previously, Mr. Faier served as corporate controller of VocalTec Communications Ltd. Mr. Faier holds a CPA (Israel) license, an MBA (with Honors) from Tel Aviv University and a B.A. in Accounting and Economics from the Hebrew University in Jerusalem. Mr. Faier currently serves on the board of directors of Monday.com Ltd and Kaltura Inc.

Uri Bechor

Age: 53
Mr. Bechor joined SolarEdge in 2019 as our Chief Operating Officer. Prior to joining SolarEdge, Mr. Bechor was at Flex Ltd., a multinational electronics contract manufacturer for 22 years where he served as Senior Vice President, Global Operations, Europe and the Americas and General Manager at Flex International Ltd. Mr. Bechor, in his previous position, oversaw more than forty manufacturing sites and was responsible for revenues of more than $10 billion.

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Rachel Prishkolnik	Other Current Public Boards: Varonis Systems Inc.

Age: 56
Mrs. Prishkolnik joined SolarEdge in 2010 as our Vice President, General Counsel and Corporate Secretary. Prior to joining SolarEdge, Ms. Prishkolnik served as the vice president, general counsel & corporate secretary of Gilat Satellite Networks Ltd. At Gilat she held various positions beginning as legal counsel in 2001 and becoming corporate secretary in 2004 and vice president, general counsel in 2007. Prior to Gilat, she worked at the law firm of Jeffer, Mangels, Butler & Marmaro LLP in Los Angeles. Before that, Ms. Prishkolnik worked at Kleinhendler & Halevy (currently Gross GKH Law Offices) in Tel Aviv. Ms. Prishkolnik holds an LLB law degree from the Faculty of Law at the Tel Aviv University and a B.A. from Wesleyan University (College of Social Studies) in Connecticut. She is licensed to practice law and is a member of the Israeli Bar. Ms. Prishkolnik currently serves on the board of directors of Varonis Systems Inc.

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Executive Compensation

Compensation Discussion and Analysis

We invest our resources to grow our business both organically and non-organically in a manner that we believe will increase stockholder value. Our Compensation Committee oversees our compensation guidelines and practices in order to attract new talent, support and reward the achievement of our financial goals and promote the attainment of other key business objectives.

Compensation Strategy

The main objectives of our executive pay-for-performance compensation program are to:
•	promote stockholder interests by aligning compensation with our business objectives, including by introducing long term incentives with long term performance goals;
•	provide competitive compensation that varies based on performance and drives employee performance and engagement;
•	attract and retain managerial talent, without promoting unreasonable risk-taking.

These guiding principles apply to all of our executive pay practices discussed. Achievement of the minimum financial parameters set forth in our annual cash incentive compensation plan is required before any compensation is payable under the plan. Specifically, for 2023, because the overall achievement of the financial measures in the bonus plan was less than 70% of target and the Company’s profitability did not grow year over year, no bonuses were paid to our NEOs.

Compensation Governance Highlights

In addition to aligning pay with performance of the Company, our executive compensation program is intended to be consistent with corporate governance best practices. This is demonstrated by the following elements in our executive officer compensation arrangements:

•	robust clawback policy, covering both cash and equity compensation;

•	stock ownership guidelines for executive officers and directors;

•	robust selling restrictions which require certain minimum levels of stock ownership;

•	prohibition applicable to all directors and employees against engaging in any hedging or pledging transactions or comparable transactions;

•	use of objective performance criteria in our incentive plans;

•	advice from independent compensation consultants retained by the Compensation Committee;

•	no specific retirement benefit plans designed solely for senior executives or related entitlements such as executive benefits and perquisites, tax gross-ups, etc.; and

•	use of Performance Stock Units (PSUs) that are earned; based on the company’s 3-year total stockholder return (TSR) relative to the companies that comprise the S&P 500 Index.

For 2023, given that the financial measures set in the bonus plan were achieved at just under 70% of target and the Company’s profitability did not grow year over year, no bonuses were paid to our NEOs or other executives.

In 2023, approximately 88% of the CEO’s target total direct compensation (consisting of base salary, target annual incentive opportunity and target long-term equity incentive opportunity), and 79% of target total direct compensation, on average, for each of our other NEOs was “at-risk”, meaning that it was contingent upon the achievement of certain financial results as detailed herein or subject to time or performance-based vesting. For 2023 PSUs tied to 3-year relative total stockholder return represent 50% of our long-term incentive (“LTI”) and time vested RSUs represented the remaining 50% of our LTI.

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Company Named Executive Officers

Our NEOs for the year ended December 31, 2023, are:

•	Zvi Lando, our Chief Executive Officer and board member;

•	Ronen Faier, our Chief Financial Officer;

•	Uri Bechor, our Chief Operations Officer;

•	Rachel Prishkolnik, our Vice President, General Counsel and Corporate Secretary;

•	Yoav Galin, our Vice President, Research and Development until July 14, 2023.

•	Meir Adest, our Chief Product Officer until December 1, 2023.

This Compensation Discussion and Analysis describes compensation for services rendered by our NEOs during the year ended December 31, 2023, and the tables and narratives that follow contain information regarding compensation for services rendered by our NEOs during the years ended December 31, 2021, 2022, and 2023 to the extent required by SEC rules.

Compensation Objectives and Guiding Principles

The primary objectives of our senior executive compensation program are as follows:

•
Pay for Financial Performance: Under our annual cash incentive plan, for the year 2023, the Compensation Committee determined a set of financial parameters related to revenues, gross margins and profitability of the Company. The plan stated that if these overall parameters are not met at a level of at least 70% of target and profitability does not grow year over year, the executives are not entitled to any compensation under the plan. These parameters serve as the CEO’s measurable targets for his MBO entitlement. As discussed earlier, given that these parameters were not met, no cash compensation was awarded to executives in 2023. Additionally, the Relative TSR PSU tranche that was granted in early 2022 and had a two-year performance period ending on December 31, 2023 was not earned.

•
Pay for Business Performance and Department Goals: Motivate, recognize, and reward business performance based on specific goals in line with the business plan approved by the Board of Directors. Each executive’s performance and MBO entitlement was also dependent on achieving measurable goals determined by the CEO and approved by the Compensation Committee of the Board of Directors that relate to the departmental goals and achievements of such executive.

•
Alignment of Interests: We seek to align the interests of our senior executives with those of our stockholders through a heavy emphasis on equity-based awards and stock ownership guidelines. In 2023, 50% of the equity-based awards were granted in the form of PSUs tied to total stockholder return measured based on the performance of the Company’s stock price versus the companies that constitute the S&P 500 index and 50% were granted in the form of time-based RSUs which vest only if the executive remains employed by the Company over a four-year period.

•
Attraction, Motivation, and Retention of Talent: Our senior executive compensation programs are designed to help us attract, motivate, and retain key management talent who drive profitability and the creation of stockholder value.

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Elements of Compensation

The following table describes each element of our senior executive compensation program and how these elements help us to achieve our compensation objectives:

2023 Compensation structure

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Compensation Element	Form	Objective	Rationale / Key Characteristics
Base Salary	Cash	Attraction Retention
•          Fixed compensation.
•          Intended to be commensurate with each senior executive’s position and level of responsibility.
•          Evaluated annually or as necessary in response to organizational/business changes, individual performance, market data, etc., but not automatically increased.

Annual Cash Incentive Compensation	Cash	Performance Alignment of Interests Motivation
•          Tied to and contingent upon the Company’s financial performance, including revenues, gross margin and profitability and capped at 150% of target.
•          Designed to reward achievement of challenging annual performance goals that we consider important contributors to stockholder value.
•          Performance goals and targets are established by the Compensation Committee at the beginning of each calendar year.
•          The Compensation Committee approves annual incentive payouts based on the level of achievement versus these pre-established goals.

Long-Term Incentives (1)	PSUs: 50%	Performance Alignment of Interests Motivation Retntion
•          Based on the Company’s TSR Ranking relative to the S&P 500 index constituents over a three-year period, with a maximum earnout of 150% of target.
•          Earned PSUs, if any, vest after the completion of the three-year performance period. PSUs granted in 2022 were eligible to vest, to the extent earned, after the conclusion of one-year, two-year, and three-year performance periods weighted 25%, 25%, and 50%, respectively.

	Restricted Stock Units: 50%	Alignment of Interests Retention Motivation	• Variable compensation designed to align and retain key senior executives through the term of the awards. • Four-year quarterly vesting.

Other Compensation and Benefits	N/A	Attraction Retention
•          NEOs receive benefits that are generally available to all salaried employees in Israel, where the NEOs are located. This includes contributions to an education fund and to a fund known as Manager’s Insurance, which provides a combination of retirement plan, insurance, and severance pay benefits to Israeli employees.

Change-in-Control Arrangements	Equity	Attraction Retention
•          Each of our NEOs has a clause in his or her employment agreement that entitles the NEO to immediate vesting of equity in the event of a qualifying termination within one year following a change in control (“double-trigger” equity vesting).
•          Aligns management with stockholder interests in the face of events that may result in a change-in-control and not on potential individual implications of any such events.
•          Reasonable change-in-control protections are necessary in order for us to attract and retain qualified employees.
•          We periodically review the necessity and design of our senior executive severance and change-in-control arrangements.

(1)	Actual LTI composition was slightly varied (+/-1%) due to a gap between the stock price and the fair market value at market close on the grant date.

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 Implementing Compensation Objectives

Determining Compensation

In making compensation decisions, we review the performance of the Company and each senior executive. We also consider the senior executive’s level of responsibility, the importance of the senior executive’s role in achieving our corporate objectives, and the senior executive’s long-term potential, while taking into account his or her current target compensation, value of outstanding equity awards, and stock ownership levels, and our stock selling restrictions for senior executives. Finally, we weigh competitive practices, relevant business and organizational changes, retention needs, and internal pay equity.

Compensation Peer Group

In order to attract, retain, and motivate the best management talent, we believe that we must provide a target compensation opportunity that is competitive relative to our peers. Therefore, the Compensation Committee considers practices of specific companies that we identified as our peers for executive compensation in 2023 (the “2023 Peer Group”), as well as survey data.

Prior to the start of each new year, the Compensation Committee reviews the peer group with the assistance of Frederic W. Cook & Co., Inc. (“FW Cook”), an independent consultant retained by the Compensation Committee, and makes changes, as appropriate, with an aim that it continues to appropriately reflect the Company’s size, industry, and scope of operations when considering the appropriate compensation for our executives.

In Summer 2022, FW Cook reviewed our peer group and recommended removing Cree, Inc. due to a large divestiture, and Xilinx due to its acquisition. Our 2023 Peer Group was used to inform 2023 compensation decision and was comprised of the following companies:

2023 Peer Group:

• ANSYS, Inc.	• Enphase Energy, Inc.	• MKS Instruments Inc.
• Arista Networks, Inc.	• Entegris, Inc.	• Monolithic Power Systems, Inc.
• Cadence Design Systems, Inc.	• First Solar, Inc.	• Silicon Laboratories Inc.
• Cognex Corp	• Generac Holdings Inc.	• Skyworks Solutions, Inc.
• Curtiss-Wright Corporation	• HEICO Corp	• Teradyne, Inc.
• IDEX Corp

During late summer 2023, FW Cook performed a review of the 2023 Peer Group and recommended removing two peers that fell below 0.3x of our trailing four quarter revenue at the time (Cognex and Silicon Laboratories), leaving only 14 continuing peers. A comprehensive search for additional peers was performed which focused primarily on broad industry, revenue, and market capitalization relevance, with an aim toward increasing the number of peers and bringing our revenue and market capitalization closer to the peer median at the time. As a result, we added eleven new peers, which are marked with asterisks below, and used the following 25 company peer group to inform the 2024 compensation program. Our trailing four quarter revenue at the time the peer group was reviewed was $3.7 billion, which was positioned at the 49th percentile of the new group. Our market capitalization on August 31, 2023 was $9.2 billion, which was positioned in the 38th percentile of the new group.

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 2024 Peer Group:

• Amkor Technology, Inc.*	• Entegris, Inc.	• Monolithic Power Systems, Inc.
• ANSYS, Inc.	• First Solar, Inc.	• PTC, Inc.*
• Arista Networks, Inc.	• Generac Holdings, Inc.	• Qorvo, Inc.*
• Cadence Design Systems, Inc.	• HEICO Corp	• Sensata Technologies Holding plc*
• Ciena Corporation*	• IDEX Corp	• Skyworks Solutions, Inc.
• Coherent Corp*	• ITT, Inc.*	• Teradyne, Inc.
• Curtiss-Wright Corp	• Juniper Networks, Inc.*	• Vertiv Holdings Co*
• Diodes Incorporated*	• Lincoln Electric Holdings, Inc.*
• Enphase Energy, Inc.	• MKS Instruments, Inc.

*New peer for 2024 Peer Group, added in late Summer 2023

2023 Pay Positioning

After reviewing the market data described above, the Compensation Committee determined the approximate range within which to target total direct compensation (the sum of base salary, target annual incentive, and the grant date fair value of long-term incentives) for our senior executives for 2023. Within that range, we incorporated flexibility to respond to and adjust for the evolving business environment and our specific hiring and retention needs.

In general, for 2023, the Compensation Committee set base salary and short- and long-term incentive compensation opportunities for our senior executives, including the NEOs, at or near the median of the peer group and survey data. Equity compensation amounts were also set at or near the median of the benchmark data. Individual levels took into account the Compensation Committee’s overall subjective evaluation of individual performance, senior executive responsibilities relative to benchmark position responsibilities, and individual skill set and experience.

Results of 2023 Advisory Vote to Approve Executive Compensation

At our 2023 annual meeting of stockholders, 85.69% of the votes cast were in favor of our advisory resolution regarding the compensation of our NEOs. Our Board and Compensation Committee consider the results of the Company’s say-on-pay vote as one of the several inputs in determining our stockholder engagement strategy for the following year. No changes to the program were made in direct response to the vote.

Role of Compensation Committee and Management

The Compensation Committee has primary responsibility for overseeing the design and implementation of our senior executive compensation programs. The Compensation Committee, with input from the other independent directors, evaluates the performance of the CEO. The Compensation Committee then recommends CEO compensation to the independent directors for approval. The CEO and the Compensation Committee together review the performance of our other senior executives, and the Compensation Committee determines their compensation based on recommendations from the CEO. The executives do not play a role in their own individual compensation determinations. The Committee determines incentive program design and other executive compensation policies and practices based in part on the CEO’s recommendations and other relevant data provided by management and FW Cook.

Role of Compensation Consultants

With respect to decisions for 2023 target compensation of the NEOs, competitive review of senior executive and non-employee director compensation programs and peer group review for 2023, the Compensation Committee retained FW Cook to review market trends and advise the Compensation Committee, including review of Company-wide burn rate and other aggregate LTI grant practices. FW Cook is the sole compensation consultant for the Compensation Committee and did not provide additional services outside of advising on the amount and form of executive and director compensation.

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Our Compensation Committee has concluded that no conflicts of interest exist with respect to FW Cook’s provision of services after considering the following six factors: (i) the provision of other services to us by FW Cook; (ii) the amount of fees FW Cook received from us as a percentage of its total revenue; (iii) the policies and procedures of FW Cook that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the FW Cook consultants with a member of the Compensation Committee; (v) any of our stock owned by the FW Cook consultants; and (vi) any business or personal relationship of the FW Cook consultants or FW Cook with any of our executive officers.

The Compensation Committee is directly responsible for the appointment, compensation, and oversight of FW Cook. FW Cook reported directly to the Compensation Committee, although the Compensation Committee instructed FW Cook to work with management to compile information and to gain an understanding of the Company and any Company-related issues for consideration by the Compensation Committee, including market trends.

Compensation-Related Governance Policies

Clawback Policy

We adopted a new Clawback Policy effective October 2, 2023 in order to comply with the requirements of Exchange Act Rule 10D-1. The Clawback Policy provides that, in the event that the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee shall take all necessary steps, unless determined to be financially impracticable, to cancel all or any portion of any outstanding incentive compensation, including annual bonuses and other short- and long-term cash, equity and equity-based incentive awards, which is in excess of the compensation the Company’s current and former executive officers (as determined by the Board in accordance with Rule 10D-1 promulgated under the Securities Exchange Act of 1934) would have earned for the relevant fiscal period(s) had the accounting restatement not occurred.

Insider Trading & Anti-hedging/Pledging Policies

All of our non-employee directors and employees, including the NEOs, are subject to our Insider Trading Policy which forbids employees to trade in the Company’s stock, or any derivatives thereof, while holding non-public material information. In addition, designated employees who are thought to be regularly in possession of material non-public information are restricted from trading during the Company’s set “black-out periods”. Our insider trading policy prohibits all employees from engaging in hedging, pledging, trading on margin or any other speculative trading.

Stock Ownership and Holding Guidelines

The Company’s board of directors has adopted Stock Ownership and Holding Guidelines that apply to the Company’s board of directors, the CEO, and his executive team. The current guidelines require the CEO to attain and maintain stock equal to four times his annualized base salary and require all other members of the CEO’s executive team to maintain stock equal to two times the annualized base salary. Non-employee members of the Board are required to attain and maintain stock equal to five times their cash retainer.

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“Stock Ownership” can include the following, whether owned directly by, or held in trust for the benefit of, the executive or any member of his or her immediate family:
1.	Common stock of the Company, except to the extent such stock is subject to vesting conditions other than conditions based solely on the passage of time.
2.
Company stock units or similar stock rights granted under the Company’s 2015 Global Incentive Plan (or any predecessor or successor plan) which are to be settled in shares of common stock, except to the extent such stock units or rights are subject to vesting conditions other than conditions based solely on the passage of time.

Executives and directors who are covered by the policy are required to hold 50% of the “net profit shares” resulting from stock option exercises and/or vesting of other stock-based awards until they reach their applicable stock ownership level. “Net profit shares” refers to the number of shares actually held by an executive or director following a vesting or exercise event after covering withholding tax requirements and/or the costs of purchasing common stock.

Once covered by the stock ownership policy, executives and members of the Board are expected to continuously accumulate qualifying equity until they meet the minimum stock ownership requirement. Once an individual has achieved the required stock ownership level, he/she must maintain stock ownership at or above the required level. As of the Record Date, all the executives and directors subject to this policy are in compliance.

Compensation of the Named Executive Officers

In determining target total compensation for our NEOs for 2023, the Compensation Committee reviewed independent market data as well as then-current pay levels of the Company’s senior executives, the Company’s pay philosophy and corporate performance, and the individual performance of the NEOs and other executive-specific factors such as criticality, tenure, and skill set relative to external marketplace.

For a discussion of the Company’s performance for the year ended December 31, 2023, see “Executive Summary-2023 Business Highlights and Link to Pay Decisions” above.

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Base Salary

The base salaries for our NEOs were approved effective January 1, 2023 in New Israeli Shekel (NIS), since our NEOs are located in Israel and their salaries are paid in NIS. In late 2022, the Compensation Committee determined the NEOs’ salaries would increase by 5%-6% for 2023, except for Mr. Adest, whose salary did not change. The following table sets forth the base salaries for the NEOs for each of 2022 and 2023:

Name and Principal Position	Annual base salary effective January 1, 2022 (NIS)	Annual base salary effective January 1, 2023 (NIS)	Percentage change
Zvi Lando - Chief Executive Officer (1)	2,870,000	3,025,000	5.4%
Ronen Faier - Chief Financial Officer	1,768,000	1,865,000	5.5%
Uri Bechor - Chief Operations Officer	1,680,000	1,781,000	6.0%
Rachel Prishkolnik - Vice President, General Counsel and Corporate Secretary	1,488,000	1,569,000	5.4%
Yoav Galin – Former Vice President, Research and Development (2)	1,488,000	1,562,000	5.0%
Meir Adest – Former Chief Product Officer (2)	1,330,000	1,330,000	-

(1) In January 2024, the Compensation Committee approved a temporary reduction in base salary of 20% for Zvi Lando, our CEO. The reduction, which was made at the request of Mr. Lando, was approved for a six-month period beginning January 1, 2024.

(2) Following the dates on which Messrs. Galin and Adest ceased serving as VP, Research and Development and Chief Product Officer, respectively, they remained employed as non-executive employees.

Annual Cash Incentive Compensation

For 2023, each NEO was eligible to receive an annual incentive compensation payment based on achievement of pre-established performance goals. For all of the NEOs, any earnouts under the annual cash incentive compensation program are contingent upon the Company achieving a minimum level of performance with respect to certain pre-established financial parameters. If the weighted average achievement for the financial measures is not at least 70% of target and profitability is not improved year over year, no annual cash incentive compensation is awarded to the NEOs.

For 2023, given that the financial parameters were not met by at least 70% of the target and profitability did not improve year over year, no cash compensation was awarded. As such, the Company did not review the individual goals of the CEO or the other executives as no pay out was contemplated.

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	Goal Type	Percentage of Total	2023 Achievement vs. Goals (Corporate Performance)	2023 Goal Achievement
Financials	Revenue for the Solar business	20%	$2.8 billion vs. $4.2 billion goal	13.4%
	Gross Margin for the Solar business	15%	29.2% gross margin in solar business vs. 32.5% goal	13.5%
	Operating Profitability for the Solar business	12%	$364.5 million in net income vs. $875 million goal	5.0%
	Non- solar business	6%	Targets relating to revenues and loss of non-solar businesses (e-Mobility and storage)	5.1%
Other Corporate Goals	Strategy	14%	Goals which included the development of new inverter technologies, initiation and execution of long-term manufacturing strategy and execution of strategic plans regarding our non-solar businesses.	12.2%
	Scalability & Infrastructure	10%	Goals which included maintaining a higher employee retention rate.	8.0%
	Operations	10%	Goals included increasing manufacturing capacity in Mexico, ramp of manufacturing in Sella 2 and certain cost reduction and quality related initiatives	8.0%
	ESG	3%	Reduction of over 6% GHG emissions per $1 revenues	3.0%
	Board Discretion	10%	Not applicable	NA
	Total	100%		NA (1)

(1)
No payment was made in 2023, given that the financial parameters were not met by at least 70% of the target and profitability did not improve year over year. As such, the Company did not review the individual goals of the CEO or the other executives as no pay out was contemplated.

In addition to the corporate performance goals detailed above, which were weighted 50% for each NEO other than the CEO, who is weighted 100% based on the corporate performance goals, each NEO had additional individual pre-determined performance goals relating to their respective specific areas of responsibility and contribution to the Company, which comprised the remaining 50% of their 2023 bonus determination. These individual performance goals related to each executive’s responsibilities and contributions toward the success and growth of the Company for the forthcoming year. Given that the financial parameters were not met, the individual targets of each NEO were not evaluated.
*Any bonus payment for the CEO or other NEOs was contingent upon the Company meeting at least 70% of its Financial Goals and year over year growth of net income.

Equity Compensation

Beginning in 2022, the Compensation Committee changed the mix of equity compensation granted to its executives in order to more closely tie executive compensation to performance. As part of this change, starting in January 2022, the Compensation Committee removed options from the Company’s long-term incentive program. Therefore, for all NEOs, the award type mix is comprised of PSUs and RSUs, each weighted 50%. The Company believes that this ratio supports a performance based compensation program that aligns the NEOs’ interests with the interests of stockholders, and provides a balance between maximizing stockholder value (given that PSUs are tied to the TSR performance ranking of the Company, relative to the TSR of the companies that comprise the S&P 500 index) and retention (given that RSUs only become payable based upon continued service over time).

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The RSUs vest quarterly over 4 years.

The 2023 PSUs vest based on a three-year performance period (2023-2025). The possible level of payout is as follows:

TSR Performance Relationship	Threshold	Target	Maximum

SolarEdge TSR Percentile Rank(1)	25th	Median	75th
Shares Earned as a percent of Target	25%	100%	150%

(1)	Linear interpolation applies between performance levels; no earnout below 25th percentile TSR performance.

The PSUs granted in 2023 are based entirely on a single three-year performance period. When first implementing the new PSU program in 2022, however, 25% of the PSUs granted in 2022 were subject to a two-year performance period, which ended on December 31, 2023.

Following the end of 2023, the Compensation Committee determined (based on a third-party report) that the Company’s TSR for the period measured from January 1, 2022 to December 31, 2023 of negative 62.44% resulted in a positioning of 481 out of the S&P 500 companies and translated to no earnout for this tranche.

Employment Agreements

During 2023, we were party to employment agreements with Messrs. Lando, Faier, Bechor, Galin, Adest and Ms. Prishkolnik. Each of these standardized employment agreements provides for employment of the NEO on an “at will” basis and provides for a base salary, vacation, sick leave, payments to a pension and severance fund, as well as to an Israeli recreational fund and recuperation pay, in accordance with Israeli law. All executive management employment agreements provide for double-trigger equity vesting following a change of control event. See the sections below entitled “Executive Compensation Table Narrative-Employment Agreements” and “Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control” for more information. On July 14, 2023, and December 1, 2023, each of Messrs. Galin and Adest ceased to be executive officers, respectively.

Other Compensation

Our NEOs receive benefits that we generally make available to all salaried employees in Israel, where the NEOs are located. These include contributions to an education fund and to a fund known as Manager’s Insurance, which provides for a combination of retirement plan, insurance, and severance pay benefits to Israeli employees. See the section below entitled “Executive Compensation Table Narrative-Employment Agreements” for more information. Executives do not receive any special perquisites not extended to other employees of the Company.

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Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (the Code) limits the deductibility of compensation to $1 million per year per person for certain of our executive officers, including our NEOs.

While our Compensation Committee considers the impact of this tax treatment, the primary factor influencing program design is the support of our business objectives. Generally, whether compensation will be deductible under Section 162(m) of the Code will be a consideration, but not the decisive consideration, with respect to our Compensation Committee’s compensation determinations. Accordingly, our Compensation Committee retains flexibility to structure our compensation programs in a manner that is not tax deductible in order to achieve a strategic result that our Compensation Committee determines to be more appropriate.

Prohibition on Hedging, Pledging and other Speculative Transactions

Our Insider Trading Policy, among other things, prohibits all officers, directors, and all other employees of the Company, from engaging in hedging, or other speculative transactions relating to Company shares including trading in puts or calls in Company securities, short-sales of Company securities, or through the purchase of financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds or any transactions that have, or are designed to have, the effect of hedging or offsetting any decrease in the market value of Company securities. Officers, directors and all employees of the Company are further prohibited from holding Company securities in margin accounts or otherwise pledging Company securities as collateral for a loan.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with management and its independent consultant, the Compensation Discussion and Analysis above, and based on such reviews and discussions, recommended to our board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee,

Avery More, Chairperson
Nadav Zafrir
Betsy Atkins

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 Compensation Risk

Our compensation programs are designed to balance risk and reward in relation to the Company’s overall business strategy. Management assessed, and the Compensation Committee reviewed, our senior executive and broad-based compensation and benefits programs. Based on this assessment, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Among the program attributes that discourage inappropriate risk-taking are:

•	The balance between annual and long-term compensation, including the fact that a significant portion of compensation is delivered in the form of equity incentives that vest over several years;

•	PSUs are measured against the Company’s TSR relative to the TSR of companies on the S&P 500 index, and are subject to a three-year vesting period;

•	The use of multiple financial metrics for performance-based annual cash incentive awards and the use of individual goals under our annual cash incentive program;

•	The compensation committee’s ability to modify annual cash incentives to reflect the quality of earnings, individual performance, and other factors that it believes should influence compensation;

•	Our management stock-selling restrictions encourage a longer-term perspective and align the interests of senior executives and the board, as applicable, with other stockholders; and

•	We maintain a clawback policy applicable to our executive team which provides for the recoupment of incentive-based compensation in the event of a financial restatement.

Summary Compensation Table

The following table summarizes the compensation of our NEOs for the year ended December 31, 2023, the year ended December 31, 2022, and the year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	All Other Compensation ($)(1)(5)	Total ($)
Zvi Lando -	2023	816,851	—	6,558,293	—	125,306 (6)	7,500,450
Chief Executive Officer	2022	850,952	-	5,499,905	942,958	131,090	7,424,905
	2021	888,765	1,130,335	4,299,750	905,566	136,920	7,361,336

Ronen Faier -	2023	503,614	—	2,219,298	—	79,410 (7)	2,802,322
Chief Financial Officer	2022	524,062	-	2,000,177	405,204	82,649	3,012,092
	2021	547,350	410,970	1,584,859	334,724	85,862	2,963,765

Uri Bechor -	2023	480,931	—	2,219,298	—	74,766 (8)	2,774,995
Chief Operating Officer	2022	498,118	-	2,000,177	392,423	78,708	2,969,426
	2021	520,252	410,970	1,584,859	306,141	84,280	2,906,502

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Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	All Other Compensation ($)(1)(5)	Total ($)
Rachel Prishkolnik -	2023	423,683	-	1,513,030	-	64,874 (9)	2,001,587
VP General Counsel and Corporate Secretary	2022	441,040	-	1,499,846	278,356	68,199	2,287,441
	2021	460,639	308,227	1,188,486	277,073	71,082	2,305,507

Yoav Galin -	2023	421,794	-	1,513,030	-	67,935(10)	2,002,759
Former VP Research and Development	2022	441,040	-	1,499,846	263,711	70,460	2,275,057
	2021	460,639	308,227	1,188,486	251,263	73,419	2,282,034

Meir Adest -	2023	284,853	-	1,159,896	-	49,752(11)	1,494,501
Former Chief Product Officer

(1)
We paid the amounts reported for each NEO in New Israeli Shekels. We have translated amounts paid in New Israeli Shekels into U.S. dollars at the foreign exchange rate published by the Bank of Israel as of the date of payment.

(2)
The amounts in this column represent the aggregate grant date fair value of the equity-based awards granted to our NEOs, computed in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of the equity-based awards in Note 2ad to the audited consolidated financial statements included in our Annual Report on Form 10-K filed on February 26, 2024. There can be no assurance that these awards will vest or will be exercised (in which case no value will be realized by the individual), or that the value upon vesting or exercise will approximate the aggregate grant date fair value.

(3)
The amounts for the PSUs were calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. For these amounts, see the Grants of Plan-Based Awards table later in this proxy statement.

(4)	Represents the cash bonuses earned pursuant to our annual cash incentive program. For more information, see the discussion in the CD&A under the caption Annual Cash Incentive Compensation.
(5)	Includes mainly the contribution by the Company to severance funds, pension funds and Israeli recreational funds and a recuperation allowance.
(6)	Including a $68,044 contribution by the Company to Mr. Lando’s severance fund and $57,262 in aggregate Company contributions to pension and Israeli Recreational funds and recuperation allowance.
(7)	Including a $41,951 contribution by the Company to Mr. Faier’s severance fund and $37,459 in aggregate Company contributions to pension and Israeli Recreational funds and recuperation allowance.
(8)	Including a $40,062 contribution by the Company to Mr. Bechor’s severance fund and $34,704 in aggregate Company contributions to pension and Israeli Recreational funds and recuperation allowance.
(9)	Including a $35,293 contribution by the Company to Ms. Prishkolink’s severance fund and $29,581 in aggregate Company contributions to pension and Israeli Recreational funds and recuperation allowance.
(10)	Including a $35,135 contribution by the Company to Mr. Galin’s severance fund and $32,800 in aggregate Company contributions to pension and Israeli Recreational funds and recuperation allowance.
(11)	Including a $23,728 contribution by the Company to Mr. Adest’s severance fund and $26,024 in aggregate Company contributions to pension and Israeli Recreational funds and recuperation allowance.

54

2023 Grants of Plan-Based Awards

Name	Equity Award Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards ($)(3)
		Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Zvi Lando			$1,096,014
	01-04-23							11,386	$3,308,316
	02-08-23				2,586	10,343	15,515		$3,249,977
Ronen Faier			$432,464
	01-04-23							3,853	$1,119,528
	02-08-23				875	3,500	5,250		$1,099,770
Uri Bechor			$412,986
	01-04-23							3,853	$1,119,528
	02-08-23				875	3,500	5,250		$1,099,770
Rachel Prishkolnik			$303,188
	01-04-23							2,627	$763,301
	02-08-23				597	2,386	3,579		$749,729
Yoav Galin			$301,863
	01-04-23							2,627	$763,301
	02-08-23				597	2,386	3,579		$749,729
Meir Adest			$257,005
	01-04-23							2,014	$585,188
	02-08-23				457	1,829	2,744		$574,708

(1)
The Non-Equity Incentive Plan does not include any thresholds or a maximum cap for the Non-Equity Incentive Awards; provided, however, that the Named Executive Officers are not be entitled to any payment if the Financial Goals under the plan are not achieved at 70% of target and profitability did not improve year over year. For 2023, given that the financial parameters were not met by at least 70% of the target and profitability did not improve year over year, no cash compensation was awarded.

(2)
These amounts reflect the PSUs granted to the NEOs in 2023, which will be eligible to vest between 0 and 150% of the number of shares shown in the “Target” sub-column based on the Company’s total stockholder return (“TSR”) performance relative to the TSR performance of the companies in the S&P500 index, as of the valuation date. The amounts in the “Threshold” sub-column refer to the minimum amount of shares that will vest for a certain level of performance under the plan. The amounts in the “Target” sub-column refers to the amount of shares that will vest if the specified performance target is reached. The amounts in the “Maximum” sub-column refer to the possible maximum amount of shares that will vest under the award.

(3)
The amounts in this column represent the aggregate grant date fair value of the equity-based awards granted to our NEOs, computed in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of the equity-based awards in Note 2ad to the audited consolidated financial statements included in our Annual Report on Form 10-K filed on February 26, 2024. There can be no assurance that these awards will vest (in which case no value will be realized by the individual), or that the value upon vesting will approximate the aggregate grant date fair value.

55

Executive Compensation Table Narrative

Employment Agreements

We or SolarEdge Technologies, Ltd., our Israeli subsidiary, are party to the following employment agreements: (1) an employment agreement with Mr. Lando effective as of May 17, 2009, pursuant to which he was appointed to serve as SolarEdge Technologies Ltd.’s Global Vice President of Sales. Beginning August 26, 2019, Mr. Lando was appointed as CEO of the Company and the Compensation Committee approved an increase in his base salary but no other amendments were made to his Employment Agreement; (2) an employment agreement with Mr. Faier, effective as of December 1, 2010, pursuant to which he serves as SolarEdge Technologies Ltd.’s Chief Financial Officer; (3) an employment agreement with Ms. Prishkolnik, effective November 1, 2010, pursuant to which she serves as our VP General Counsel and Corporate Secretary; (4) an employment agreement with Mr. Galin effective as of June 1, 2006 pursuant to which he served as our Vice President, Research and Development until July 14, 2023; (5) an employment agreement with Mr. Bechor effective as of September 1, 2019, pursuant to which he serves as our Chief Operating Officer; and (6) an employment agreement with Mr. Adest effective as of August 1, 2006 pursuant to which he served as our Chief Product Officer until December 1, 2023. The employment agreements of each of Mr. Galin and Adest were amended when they ceased to be executive officers to take into account their changed roles.

Each of these employment agreements provides for employment of the NEO on an “at-will” basis. In all cases, either party may terminate the agreement by providing 90 days prior written notice other than Mr. Bechor’s employment agreement that entitles him to 180 days prior written notice, provided, however, that we may terminate the agreements immediately and without prior notice and make a payment in lieu of advance notice, in accordance with applicable law. In addition, we may also terminate the agreements immediately upon written notice in the event of “cause” (as defined therein) which may include a conviction of a crime of moral turpitude, a material breach of fiduciary duties towards the company or its parent company, engagement in competing activities, or a material breach of confidentiality and non-disclosure obligations towards the company or its parent company; a material breach of the employment agreement or other circumstances under which severance pay may be denied from such employee under the applicable Israeli law.

The agreements provide for a base salary, vacation, sick leave, payments to a pension and severance fund as well as an Israeli recreational fund and recuperation pay in accordance with Israeli law. Pursuant to the agreements, we have effected a manager’s insurance policy for each NEO pursuant to which we make contributions on behalf of each NEO as well as the required statutory deductions from salary and any other amounts payable under the agreements on behalf of each NEO to the relevant authorities in accordance with Israeli law. For all NEOs, we contribute 8.33% of each NEO’s base salary toward the policy for the severance pay component, 6.5% for the savings and risk component, 7.5% for the educational fund component, up to approximately $4,000 per year and up to 2.5% for disability insurance.

In the event that an employee has a manager’s insurance fund the employer shall be required to allocate a portion of its contributions to purchase disability insurance to insure 75% of an employee’s salary which allocation shall not decrease the severance component of the employer’s contributions below 5% or increase total employer contributions above 7.5%. In all cases we deduct 6% of each NEO’s base salary to be paid on behalf of the NEO toward the policy and 2.5% for the educational fund component.

56

Outstanding Equity Awards at December 31, 2023

The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2023, including the applicable vesting dates.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested ($)*	Equity Incentive Plan Awards: Number of Unearned Units that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units that have not Vested ($)*
Zvi Lando	2,922	-	$38.05	02-Jan-28	-	-	-	-
	27,665	-	$36.15	02-Jan-29	-	-	-	-
	19,011	1,189(1)	$101.81	02-Jan-30	-	-	-	-
	6,700	2,094(2)	$311.35	05-Jan-31	-	-	-	-
	-	-	-	-	1,216 (3)	$113,818	-	-
	-	-	-	-	2,760 (4)	$258,336	-	-
	-	-	-	-	1,669 (5)	$156,218	-	-
	-	-	-	-	5,477 (6)	$512,647	-	-
	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	4,720 (7)	$441,792
	-	-	-	-	9,252 (8)	$865,987	-	-
	-	-	-	-	-	-	10,343 (9)	$968,105
Ronen Faier	5,119	-	$14.85	14-Feb-27	-	-	-	-
	7,396	-	$38.05	02-Jan-28	-	-	-	-
	27,665	-	$36.15	02-Jan-29	-	-	-	-
	7,667	480 (1)	$101.81	02-Jan-30	-	-	-	-
	2,436	762 (2)	$311.35	05-Jan-31	-	-	-	-
	-	-	-	-	491 (3)	$ 45,958
	-	-	-	-	1,205 (4)	$ 112,788	-	-
	-	-	-	-	405 (5)	$ 37,908	-	-
	-	-	-	-	1,992 (6)	$ 186,451	-	-
	-	-	-	-	-	-	1,717 (7)	$ 160,711
	-	-	-	-	3,131 (8)	$ 293,062	-	-
					-	-	3,500 (9)	$ 327,600
Uri Bechor	3,815	382 (1)	$101.81	02-Jan-30	-	-	-	-
	2,436	762 (2)	$311.35	05-Jan-31	-	-	-	-
	-	-	-	-	391 (3)	$ 36,598	-	-
	-	-	-	-	1,205 (4)	$ 112,788	-	-
	-	-	-	-	405 (5)	$ 37,908	-	-
	-	-	-	-	1,992 (6)	$ 186,451	-	-
	-	-	-	-	-	-	1,717 (7)	$ 160,711
	-	-	-	-	3,131 (8)	$ 293,062	-	-
					-	-	3,500 (9)	$ 327,600
Rachel Prishkolnik	1,376	-	$36.15	02-Jan-2029	-	-	-	-
	1,907	382 (1)	$101.81	02-Jan-2030	-	-	-	-
	1,827	571 (2)	$311.35	05-Jan-2031	-	-	-	-
	-	-	-	-	391 (3)	$ 36,598	-	-
	-	-	-	-	904 (4)	$ 84,614	-	-
	-	-	-	-	304 (5)	$ 28,454	-	-
	-	-	-	-	1,494 (6)	$ 139,838	-	-
	-	-	-	-	-	-	1,287 (7)	$ 120,463
	-	-	-	-	2,135 (8)	$ 199,836	-	-
	-	-	-	-	-	-	2,386 (9)	$ 223,330

57

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested ($)*	Equity Incentive Plan Awards: Number of Unearned Units that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units that have not Vested ($)*
Yoav Galin	2,499	-	$5.01	29-Oct-24	-	-	-	-
	8,400	-	$25.09	19-Aug-25	-	-	-	-
	17,784	-	$17.14	23-Aug-26	-	-	-	-
	40,948	-	$14.85	14-Feb-27	-	-	-	-
	19,721	-	$38.05	02-Jan-28	-	-	-	-
	22,007	-	$36.15	02-Jan-29	-	-	-	-
	6,102	382 (1)	$101.81	02-Jan-30	-	-	-	-
	1,827	571 (2)	$311.35	05-Jan-31	-	-	-	-
	-	-	-	-	391 (3)	$ 36,598	-	-
	-	-	-	-	904 (4)	$ 84,614	-	-
	-	-	-	-	304 (5)	$ 28,454	-	-
	-	-	-	-	1,494 (6)	$ 139,838	-	-
	-	-	-	-	-	-	1,287 (7)	$ 120,463
	-	-	-	-	2,135 (8)	$ 199,836	-	-
	-	-			-	-	2,386 (9)	$ 223,330
Meir Adest	743	248 (1)	$101.81	02-Jan-30	-	-	-	-
	1,401	438 (2)	$311.35	05-Jan-31	-	-	-	-
	-	-	-	-	254 (3)	$ 23,774	-	-
	-	-	-	-	693 (4)	$ 64,865	-	-
	-	-	-	-	233 (5)	$ 21,809	-	-
	-	-	-	-	1,145 (6)	$ 107,172	-	-
	-	-	-	-	-	-	987 (7)	$ 92,383
	-	-	-	-	1,637 (8)	$ 153,223	-	-
	-	-	-	-	-	-	1,829 (9)	$ 171,194

*
The market value of shares or units of stock that have not vested is based on the number of shares or units of stock that have not vested multiplied by the closing price of our common stock on the last trading day of the year ended December 31, 2023 ($93.60).

(1)	The shares subject to the stock option vest over a four-year period commencing February 28, 2020 with 1/16 of the shares vesting quarterly thereafter.
(2)	The shares subject to the stock option vest over a four-year period commencing February 28, 2021 with 1/16 of the shares vesting quarterly thereafter.
(3)	The shares subject to the RSU vest over a four-year period commencing on February 28, 2020, with 1/16 of the shares vesting quarterly thereafter.
(4)	The shares subject to the RSU vest over a four-year period commencing on February 28, 2021, with 1/16 of the shares vesting quarterly thereafter.
(5)	The shares subject to the RSU vest over a four-year period commencing on February 28, 2021, with 25% of the shares vesting after 12 months and 1/12 of the shares vesting quarterly thereafter
(6)	The shares subject to the RSU vest over a four-year period commencing on February 28, 2022, with 1/16 of the shares vesting quarterly thereafter.
(7)	The PSU award is based on TSR Performance and is eligible to vest upon completion of the performance period that ends on December 31, 2024.
(8)	The shares subject to the RSU vest over a four-year period commencing on February 28, 2023, with 1/16 of the shares vesting quarterly thereafter.
(9)	The PSU award is based on TSR Performance and subject to a three-year vesting period that ends on December 31, 2025.

58

Option Exercises and Stock Vested Table

The following table provides information regarding option exercises and stock vested during the year ended December 31, 2023, for each NEO.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized upon Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Zvi Lando			13,924	$2,990,340
Ronen Faier			5,805	$1,307,967
Uri Bechor			7,180	$1,505,006
Rachel Prishkolnik			4,437	$1,004,935
Yoav Galin			4,437	$1,004,935
Meir Adest	1,439	$356,991	3,156	$ 711,702

(1)
The value realized on exercise is calculated as the difference between (A) either (i) the actual sales price of the shares underlying the options exercised if the shares were immediately sold upon exercise or (ii) the closing price of the shares underlying options exercised if the shares were not immediately sold after exercise and (B) the applicable exercise price of the options.

(2)	The value realized on vesting is calculated by multiplying (A) the closing price of a common share on the vesting date and (B) the number of shares acquired on vesting before withholding taxes.

Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control

Severance
Pursuant to the terms of the employment agreements with the NEOs, as well as in accordance with Israeli law, upon a termination of the NEO’s employment, each NEO is entitled to the payments we have made on behalf of each NEO to the Manager’s Insurance Policy.

Equity Acceleration
Pursuant to the terms of their respective employment agreements, if within twelve months following the occurrence of a “change in control” an NEO is terminated without “cause” or if an NEO terminates his or her employment due to “justifiable reasons” (each such term as defined in the NEOs employment agreements), the NEO will be entitled to full acceleration of any unvested shares of restricted stock or stock options held by him at the time of such termination.

Furthermore, in the event of a “Transaction” (as defined in our 2007 Global Incentive Plan (the “2007 Plan”), all outstanding equity held by each NEO will accelerate to the extent such awards are not assumed or substituted by a successor corporation in connection with such transaction.

Under our PSU Award Agreement, in the event that a Change in Control occurs prior to the completion of the Performance Period, the PSUs shall be converted into time-based restricted stock units based on performance through the date of the Change in Control that will vest in full on the last day of the respective performance period, as applicable and subject to Continuous Service through each such date. In the event of a termination by the Company without Cause within 12 months following the date of the Change in Control, any unvested time-based restricted stock units will accelerate on the date of such termination.

59

Potential Payments as of December 31, 2023

The following tables show the value of the potential payments and benefits our named executive officers as of December 31, 2023 would receive in various scenarios involving a termination of their employment or a change in control or other qualifying corporate transaction, assuming a December 31, 2023, triggering date and, where applicable, using a price per share for our common stock of $93.60 (the closing price of a share of our common stock as of the last trading day of the year ended December 31, 2023).

Zvi Lando	Termination upon Death of Employee ($)	Termination for Cause ($)	Resignation by the Employee or Termination without Cause by the Company ($)	Termination w/o Cause within 12 months of Change in Control ($)
Equity Grants Vesting (1)	-	-	-	$ 3,316,903
Total	-	-	-	$ 3,316,903
(1)
The value realized is based on the difference between the exercise price of the stock options and the closing price of our common stock on the last trading day of the year ended December 31, 2023, and, in the case of RSUs and PSUs, the number of units that would have vested multiplied by the closing price of our common stock on the last trading day of the year ended December 31, 2023.

Ronen Faier	Termination upon Death of Employee ($)	Termination for Cause ($)	Resignation by the Employee or Termination without Cause by the Company ($)	Termination w/o Cause within 12 months of Change in Control ($)
Equity Grants Vesting (1)	-	-	-	$ 1,164,478
Total	-	-	-	$ 1,164,478
(1)
The value realized is based on the difference between the exercise price of the stock options and the closing price of our common stock on the last trading day of the year ended December 31, 2023, and, in the case of RSUs and PSUs, the number of units that would have vested multiplied by the closing price of our common stock on the last trading day of the year ended December 31, 2023.

Uri Bechor	Termination upon Death of Employee ($)	Termination for Cause ($)	Resignation by the Employee or Termination without Cause by the Company ($)	Termination w/o Cause within 12 months of Change in Control ($)
Equity Grants Vesting (1)	-	-	-	$1,155,118
Total	-	-	-	$1,155,118
(1)
The value realized is based on the difference between the exercise price of the stock options and the closing price of our common stock on the last trading day of the year ended December 31, 2023, and, in the case of RSUs and PSUs, the number of units that would have vested multiplied by the closing price of our common stock on the last trading day of the year ended December 31, 2023.

Rachel Prishkolnik	Termination upon Death of Employee ($)	Termination for Cause ($)	Resignation by the Employee or Termination without Cause by the Company ($)	Termination w/o Cause within 12 months of Change in Control ($)
Equity Grants Vesting (1)	-	-	-	$ 833,134
Total	-	-	-	$ 833,134
(1)
The value realized is based on the difference between the exercise price of the stock options and the closing price of our common stock on the last trading day of the year ended December 31, 2023, and, in the case of RSUs and PSUs, the number of units that would have vested multiplied by the closing price of our common stock on the last trading day of the year ended December 31, 2023.

60

Yoav Galin	Termination upon Death of Employee ($)	Termination for Cause ($)	Resignation by the Employee or Termination without Cause by the Company ($)	Termination w/o Cause within 12 months of Change in Control ($)
Equity Grants Vesting (1)	-	-	-	$833,134
Total	-	-	-	$833,134
(1)
The value realized is based on the difference between the exercise price of the stock options and the closing price of our common stock on the last trading day of the year ended December 31, 2023, and, in the case of RSUs and PSUs, the number of units that would have vested multiplied by the closing price of our common stock on the last trading day of the year ended December 31, 2023.

Meir Adest	Termination upon Death of Employee ($)	Termination for Cause ($)	Resignation by the Employee or Termination without Cause by the Company ($)	Termination w/o Cause within 12 months of Change in Control ($)
Equity Grants Vesting (1)	-	-	-	$698,630
Total	-	-	-	$698,630
(1)
The value realized is based on the difference between the exercise price of the stock options and the closing price of our common stock on the last trading day of the year ended December 31, 2023, and, in the case of RSUs and PSUs, the number of units that would have vested multiplied by the closing price of our common stock on the last trading day of the year ended December 31, 2023.

2023 CEO Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the annual total compensation of our median employee, the annual total compensation of our CEO, Mr. Zvi Lando, and the ratio of these two amounts. The 2023 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2023, other than Mr. Lando, was $74,340. Mr. Lando’s 2023 annual total compensation was $7,500,450 and the ratio of these two amounts was 100.9 to 1. Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below.

To identify the “median employee,” we utilized the 2023 base salary earned during the year and target annual cash incentive for the 2023 performance year, which we annualized for any permanent employee who did not work for the entire year.
Earnings of our employees outside the U.S. were converted to U.S. dollars using annual average currency exchange rates.

Using the measure described above, we identified a “median employee” who is a full-time employee located in Israel and calculated the median employee’s annual total compensation for our pay ratio in accordance with applicable SEC rules for calculating Summary Compensation Table compensation.

SolarEdge is a global company, with operations worldwide and with its executive officers and a majority of its employees located in Israel, the country in which our headquarters office is located. Because the SEC rules for identifying our median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have headquarters offices in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

61

2023 Pay Versus Performance Disclosure

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2)	Value of Initial Fixed $100 Investment Based On:		Net Income (in $ '000)	Revenue (in $ '000) (5)
					Total Stockholder Return(4)	Peer Group Total Stockholder Return(4)
2023	7,500,450	(2,219,853)	2,215,233	(607,303)	98.43	172.82	34,329	2,976,528
2022	7,424,905	8,059,218	2,636,004	2,906,092	297.90	236.28	93,779	3,110,279
2021	7,361,336	4,432,838	2,614,452	1,155,059	295.06	249.34	169,170	1,963,865
2020	4,079,710	22,873,251	1,726,006	12,553,361	335.60	332.88	140,322	1,459,271

(1)
The amounts reported for Mr. Lando (our Chief Executive Officer) for each corresponding year are the amounts reported in the “Total” column of the Summary Compensation Table.  Refer to the Executive Compensation Tables – Summary Compensation Table.

(2)
SEC rules require certain adjustments be made to the “Summary Compensation Table” totals to determine “compensation actually paid” as reported in the “Pay Versus Performance” table above. The following table details the applicable adjustments that were made to determine “compensation actually paid” (all amounts are averages for the named executive officers other than the CEO). The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid in 2023	Compensation Actually Paid to PEO	Average Compensation Actually Paid to non-PEO NEOs
Summary Compensation Table Total	7,500,450	2,215,233
Less, value of Stock Awards reported in Summary Compensation Table	(6,558,293)	(1,724,910)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	1,834,092	482,414
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	(3,474,041)	(1,072,755)
Plus, fair value as of vesting date of equity awards granted and vested in the year	374,703	98,442
Plus (less), change in fair value from last day of prior year to vesting date of equity awards granted in prior years that vested in the year	(1,896,764)	(605,727)
Compensation Actually Paid	(2,219,853)	(607,303)

(3)
The dollar amounts represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Lando) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes are as follows: in 2023, Ronen Faier, Uri Bechor, Rachel Prishkolnik, Yoav Galin and Meir Adest and in 2022, 2021 and 2020, Ronen Faier, Uri Bechor, Rachel Prishkolnik and Yoav Galin.

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(4)	TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2019. The peer group TSR represents TSR of the Invesco Solar ETF index.

(5)	Represents total annual revenue.

Description of Certain Relationships of Information Presented in the Pay Versus Performance Table

As described in more detail in the Compensation Discussion & Analysis, the Company’s executive compensation program promotes stockholder interests by aligning compensation with our business objectives, including by introducing long term incentives with long term performance goals. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance Table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid.” In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Company vs Peer Group TSR and Compensation Actually Paid

Pay Versus TSR 2020-2023
$350
$300
$250
$200
$150
$100
$50
$0
-$50
Indexed Total Shareholder Return
$35
$30
$25
$20
$15
$10
$5
$0
-$5
Compensation Actually Paid ($Mil.)
2020
2021
2022
2023
CAP to PEO
Avg. Cap to Other NEOs
Co. TSR
Peer TSR

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Compensation Actually Paid vs Net Income

Pay Versus Net Income 2020-2023
$200
$160
$120
$80
$40
$0
-$40
Annual Net Income ($Mil.)
$25
$20
$15
$10
$5
$0
-$5
Compensation Actually Paid ($Mil.)
2020
2021
2022
2023
CAP to PEO
Avg. Cap to Other NEOs
Net Income

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Compensation Actually Paid vs Revenue

Pay Versus Revenue 2020-2023
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
-$500
Annual Revenue ($Mil.)
$35
$30
$25
$20
$15
$10
$5
$0
-$5
Compensation Actually Paid ($Mil.)
2020
2021
2022
2023
CAP to PEO
Avg. Cap to Other NEOs
Revenue

Financial Performance Measures

As described in greater detail in the Compensation Discussion and Analysis, the Company’s executive compensation program promotes stockholder interests by aligning compensation with our business objectives, including by introducing long term incentives with long term performance goals. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

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Transactions with Related Persons

Review, Approval, or Ratification of Transactions with Related Persons

The Audit Committee of our Board of Directors has primary responsibility for reviewing and approving transactions with related persons. Our Audit Committee charter provides that the Audit Committee shall review and approve in advance any related person transactions.

We adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our voting stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related person transaction with us without the consent of our Audit Committee, subject to the exceptions described below. In approving or rejecting any proposed “related person” transaction, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to our Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In accordance with Item 404 of Regulation S-K, our Audit Committee has determined that certain transactions will not require Audit Committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related person’s only relationship is as a non-executive employee or beneficial owner of less than 5% of that company’s shares, and transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis.

Fiscal Year 2023 Transactions with Related Persons

Since the beginning of the last fiscal year, there have been no transactions, and there are no currently proposed transactions with any “related person” that require disclosure under Item 404 of Regulation S-K.

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Report Of the Audit Committee

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The principal purpose of the Audit Committee is to represent and assist the Board of Directors in discharging its oversight responsibility relating to: (i) the accounting and financial reporting processes of the Company and its subsidiaries, including the audits of the Company’s financial statements and the integrity of the financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the outside auditor’s qualifications, independence and performance; and (iv) the design, implementation, and performance of the Company’s internal audit function. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of the Company’s independent auditor. The Audit Committee’s function is more fully described in its charter and summarized starting on page 19 of this Proxy Statement.

Our management is responsible for the preparation, presentation, and integrity of our financial statements, for the appropriateness of the accounting principles and reporting policies that we use, and for establishing and maintaining adequate internal control over financial reporting. EY, our independent registered public accounting firm, was responsible for performing an independent audit of our consolidated financial statements included in our 2023 Annual Report on Form 10-K for the year ended December 31, 2023 and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.
The Audit Committee has also reviewed and discussed with Kost Forer Gabbay & Kasierer, a member of EY Global the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. In addition, the Audit Committee discussed with Kost Forer Gabbay & Kasierer, a member of EY Global those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. Additionally, EY provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Kost Forer Gabbay & Kasierer’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Kost Forer Gabbay & Kasierer, a member of EY Global its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

THE AUDIT COMMITTEE
Marcel Gani (Chairperson)
Dana Gross
Tal Payne

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SolarEdge Technologies, Inc.
1 HaMada Street, Herzeliya, Israel, 4673335
Proxy Statement
June 5, 2024

The Meeting

The accompanying proxy is solicited on behalf of the board of directors (the “Board of Directors”, the “board of directors” or the “Board”) of SolarEdge Technologies, Inc., a Delaware corporation (the “Company”), for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s offices located at 700 Tasman Dr. Milpitas, CA 95035 Pacific Daylight Time. The Notice and the proxy materials, including this Proxy Statement, were first made available to stockholders on or about April 26, 2024. Stockholders of record can access the proxy materials by following instructions in the Notice and visiting www.proxyvote.com. Beneficial owners should review these proxy materials and their voting instruction card or Notice for how to vote in advance of and participate in the Annual Meeting. Electronic copies of this Proxy Statement and our 2023 Annual Report are also available at the Company’s website at http://investors.solaredge.com.

Voting Rights, Quorum and Required Vote

Only holders of record of our common stock at the close of business on April 8, 2024 (the “Record Date”), will be entitled to vote at the Annual Meeting. At the close of business on April 8, 2024, we had 57,298,690 shares of common stock outstanding and entitled to vote. Holders of the Company’s common stock are entitled to one vote for each share held as of the Record Date. There is no cumulative voting. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of the majority of the voting power of the stock outstanding and entitled to vote at the annual meeting, present at the annual meeting or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.

Election of Directors Nominees Named in this Proxy Statement - directors will be elected if the number of votes cast at the Annual Meeting for the nominee’s election exceeds the number of votes cast against the nominee’s election. Abstentions and “broker non-votes” (as defined below), if any will have no effect on Proposal No. 1.

Ratification of Appointment of Independent Registered Public Accounting Firm for 2024- requires the affirmative vote of the holders of a majority of the voting power of the stock, present or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as votes against this Proposal No. 2. While there should be no “broker non-votes” in respect of this proposal, if there were any such broker non-votes, any such broker non-votes will have no effect on this Proposal No. 2

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Advisory Vote to Approve the Compensation of our Named Executive Officers (the “Say-on-Pay” vote) - requires the affirmative vote of the holders of a majority of the voting power of the stock present represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as votes against this Proposal No. 3. “Broker non-votes”, if any, will have no effect on this Proposal No. 3. This advisory vote is not binding on the Board. However, the Board of Directors and the Compensation Committee will review and consider the voting results when evaluating our executive compensation programs and making compensation decisions.

Notice of Internet Availability of Proxy Materials

As permitted by the rules of the SEC, we are making the proxy materials available to our stockholders primarily electronically via the Internet rather than mailing printed copies of these materials to each stockholder. The Company believes that this process expedites stockholders’ receipt of the proxy materials, lowers the costs incurred by the Company for the 2024 Annual Meeting and helps to conserve natural resources.

On or about April 26, 2024, we mailed the Notice in the form of a mailing titled “Important Notice Regarding the Availability of Proxy Materials.” The Notice contains instructions on how to access the Proxy Materials on the Internet and how to vote.

If you received the Notice by mail, you will not be receiving a printed copy of the proxy materials unless you request a printed copy, currently or on an ongoing basis. If you received the Notice by mail and would like to receive a paper or email copy of the proxy materials, follow the instructions on the Notice. Stockholders who requested paper copies of the proxy materials or previously elected electronic receipt, did not receive the Notice and will receive the proxy materials in the format requested.

How You Can Access the Proxy Materials Electronically or Sign Up for Electronic Delivery and Donate to Conservation International

We would like to encourage stockholders to help us reduce the environmental impact of our annual meeting. This Proxy Statement and our Annual Report may be viewed online at www.proxyvote.com. Stockholders can also sign up to receive proxy materials electronically by visiting www.proxyvote.com. SolarEdge will make a $1.00 donation to Conservation International for every stockholder who signs up for electronic delivery.

Go paperless and help Conservation International empower societies to care for nature responsibly and sustainably.

Voting Your Shares

If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote at the Annual Meeting or in advance of the Annual Meeting by telephone or electronically via the Internet by following the instructions included in the Notice or by completing, dating and signing the proxy card and promptly returning it in the enclosed envelope if you request and receive (or previously requested and received) a hard copy of the proxy materials. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “FOR” each of the nominees in Proposal No. 1, and “FOR” Proposal Nos. 2 and 3.

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If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote in person at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, applicable rules grant your broker discretionary authority (but do not require the broker) to vote on proposals deemed to be “routine” by the New York Stock Exchange (“NYSE”), Brokers do not have discretionary authority to vote on “non-routine” matters. As such, “broker non-votes” occur when a person holding shares in street name does not provide instructions as to how to vote those shares and the broker lacks the authority to vote uninstructed shares at its discretion. Whether a proposal is considered “routine” or “non-routine” is subject to the NYSE rules and final determination by the stock exchange. Even with respect to discretionary matters, some brokers may choose not to exercise discretionary voting authority. As a result, we urge you to direct your broker, bank or other nominee regarding how to vote your shares on all proposals to ensure that your vote is counted.

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the chairperson of the meeting, or the holders of the majority of the voting power of the stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, shall have power to adjourn or recess the Annual Meeting to permit further solicitations of proxies.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the stockholder.

Expenses of Solicitation

The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the Notices, the proxies and other soliciting materials, as applicable, proxies may be solicited on our behalf by directors, officers or employees of the Company, without additional remuneration, in person, by telephone or by email. Following the original mailing of the Notice, the proxies and other soliciting materials, as applicable, the Company will request that banks, brokers and other nominees forward copies of the Notice, the proxy and other soliciting materials, as applicable, to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

Revocability of Proxies

Any person submitting a proxy has the power to revoke it at any time prior to voting being concluded at the Annual Meeting. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent vote or proxy that is submitted via telephone or Internet, or by attendance at the Annual Meeting and voting in person. In order for beneficial owners to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.

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Delivery of Documents to Stockholders Sharing an Address

Some banks, brokers and other nominee record holders may have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding” under which multiple stockholders who share the same address will receive only one copy of the Notice, Annual Report or Proxy Statement, as applicable. We will promptly deliver a separate copy of the Notice, Annual Report or the proxy materials, as applicable, to you if you notify us by telephone at 972 (9) 957-6620, by mail at SolarEdge Technologies, Inc. at, 1 HaMada Street, Herziliya Pituach 4673335, Israel, or by email at investors@solaredge.com. You also may request additional copies of the Notice or the proxy materials, or for stockholders sharing an address that are currently receiving multiple copies, request a single copy of the Notice, Annual Report, or proxy materials, by notifying us in writing or by telephone at the same address, email address, or telephone number. Stockholders with shares registered in the name of a brokerage firm or bank should contact their brokerage firm or bank to request information about householding or to opt in or out of householding.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act and SEC rules require our directors, executive officers, and persons who own more than 10% of any class of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Based solely on our review of the reports filed during the year ended December 31, 2023, we determined that all required reports have been properly and timely filed other than (i) one Form 4 for Mr. Adest which disclosed one transaction that was inadvertently not disclosed in 2022 because this transaction was not reported to the Company; and (ii) one Form 4 for Mr. Lando disclosing two transactions that was not timely filed due to an administrative error. The Company continues to take measures to prevent delays in filings in the future.

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Stockholder Proposals for the 2025 Annual Meeting

Rule 14a-8 Proposals. Stockholder proposals for inclusion under Rule 14a-8 in the Company’s 2025 proxy statement for the proxy relating to our 2025 annual meeting of stockholders (the “2025 Annual Meeting”) must be received by the Company at the principal executive offices of the Company no later than the close of business on December 27, 2024. Such proposals also must comply with the other rules of the Securities and Exchange Commission relating to Rule 14a-8 stockholders’ proposals.

Advance Notice Proposals and Nominations. In addition, any stockholder seeking to bring business before the 2025 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a director under the advance notice provisions of our Amended and Restated Bylaws (the “Bylaws”) must provide timely notice of such proposal of business or nomination to the Company’s Corporate Secretary. Specifically, written notice of any such proposed business or nomination (including information required under Rule 14a-19) must be delivered to the Company’s Corporate Secretary at our principal executive offices no earlier than the close of business on February 5, 2025 and no later than the close of business March 7, 2025.

In the event that the date of our 2025 Annual Meeting is more than 30 days before or more than 30 days after the anniversary date of our 2024 Annual Meeting of Stockholders, timely notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2025 annual meeting and not later than the close of business on the later of the 90th day prior to the 2025 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company.

A stockholder’s notice to the Corporate Secretary of the Company must be in proper written form and must include the information and consents required by our Bylaws (including information required under Rule 14a-19) related to the stockholder giving the notice, the beneficial owner (if any) on whose behalf the nomination or proposal is made, and each person whom the stockholder proposes to nominate for election as a director, or the business desired to be brought before the meeting.

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Corporate Secretary of the Company at 1 HaMada Street Herziliya, Israel, 4673335.

Directors’ Attendance At Annual Stockholder Meetings

The Company encourages members of its Board to attend its annual stockholder meetings. All members of the Company’s Board attended the Company’s 2023 annual stockholder meeting.

Other Business

The Board does not presently intend to bring any other business before the Annual Meeting, and so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Whether or not you expect to attend the meeting, please vote by telephone or via the Internet or by completing, dating, signing, and promptly returning the proxy card if you request and receive (or requested and received) a form of proxy, so that your shares may be represented at the meeting. Directions to the Annual Meeting can be obtained by contacting our Investor Relations department at investors@solaredge.com.

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Where You Can Find More Information

The Company files annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

We make available free of charge on or through our website, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s Internet website, www.sec.gov, also contains reports, proxy statements, and other information about issuers, like us, who file electronically with the SEC.
WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE COMPANY’S SECRETARY AT SOLAREDGE TECHNOLOGIES, INC., 1 HAMADA STREET, HERZILIYA PITUACH 4673335, ISRAEL, OR BY EMAIL AT INVESTORS@SOLAREDGE.COM.

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APPENDIX A

Reconciliation of GAAP Net Income and Diluted EPS to NON-GAAP Net Income and Diluted EPS
U.S. dollars in thousands (except share and per share data)

	Reconciliation of GAAP to non-GAAP Net income Year ended
	December 31, 2023	December 31, 2022
Net income (GAAP)	34,329	93,779
Revenues from finance component	(834)	(614)
Discontinued operation	37,036	4,314
Stock-based compensation	149,945	145,539
Amortization of stock-based compensation capitalized in inventories	1,100	----
Amortization and depreciation of acquired assets	7,969	9,478
Restructuring charges	23,154	----
Assets impairment	30,790	119,141
Loss (gain) from assets sales and disposal	(1,262)	(2,603)
Certain litigation and other contingencies	1,786	----
Acquisition costs	135	350
Unrealized losses (gains)	----	119
Currency fluctuation related to lease standard	(3,055)	(11,187)
Loss (gain) from sale of investments	193	(8,008)
Income tax adjustment	(45,896)	(9,067)
equity method adjustments	350
Net income (non-GAAP)	248,443	351,195

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	Reconciliation of GAAP to non-GAAP Net diluted earnings per share
	December 31, 2023	December 31, 2022
Net diluted earnings per share (GAAP)	0.60	1.65
Revenues from finance component	(0.01)	(0.01)
Discontinued operation	0.64	0.08
Stock-based compensation	2.57	2.43
Amortization of stock-based compensation capitalized in inventories	0.02	----
Amortization and depreciation of acquired assets	0.14	0.16
Restructuring charges	0.40	----
Assets impairment	0.53	2.02
Loss (gain) from assets sales and disposal	(0.02)	(0.02)
Certain litigation and other contingencies	(0.16)	----
Acquisition costs	0.01	(0.02)
Non cash interest expense	0.21	0.13
Unrealized losses (gains)	----	0.00
Currency fluctuation related to lease standard	(0.05)	(0.19)
Loss (gain) from sale of investments	0.00	(0.13)
Income tax adjustment	(0.76)	(0.15)
equity method adjustments	0.00	----
Net diluted earnings per share (non-GAAP)	4.12	5.95

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SOLAREDGE TECHNOLOGIES, INC. 1 HAMADA ST. HERZLIYA PITUACH 4673335 ISRAEL

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

HOW TO ACCESS PROXY MATERIALS ELECTRONICALLY OR SIGN UP FOR ELECTRONIC DELIVERY AND DONATE TO CONSERVATION INTERNATIONAL IN ONLY THREE EASY STEPS:

1. Go to www.proxyvote.com
2. Type in the 16-digit control number included on your enclosed voting card (in the box marked by the arrow) and click ‘Get Started’
3. On the upper right side, click on ‘Delivery Settings’

Proxy materials and other stockholder communications will be sent to the email address provided. E-delivery will begin with the next communication. Your enrollment will remain in effect as long as you are a stockholder and your email account is active or until you choose to cancel.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D81063-P73001	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

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SOLAREDGE TECHNOLOGIES, INC. Company Proposals The Board of Directors recommends you vote FOR each of the following nominees:
1	Election of Director Nominees Named in the Proxy Statement
	Nominees	For	Against	Abstain
	1a. Zvi Lando	☐	☐	☐
	1b. Avery More	☐	☐	☐
	1c. Nadav Zafrir	☐	☐	☐

	The Board of Directors recommends you vote FOR Proposals 2 and 3:				For	Against	Abstain

2	Ratification of appointment of Kost Forer Gabbay & Kasierer, a member of EY Global as independent registered public accounting firm for the year ending December 31, 2024.				☐	☐	☐

3	Approval of, on an advisory and non-binding basis, the compensation of our named executive officers (the “Say-on-Pay” vote).				☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D81063-P73001	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to be held on June 5, 2024:
The 2024 Notice and Proxy Statement and 2023 Annual Report on Form 10-K
are available at www.proxyvote.com.

D81064-P73001

SOLAREDGE TECHNOLOGIES, INC.
HaMada 1
Herzliya, Israel
Annual Meeting of Stockholders
June 5, 2024, 9:00 a.m. PDT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Zvi Lando and Rachel Prishkolnik, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of SolarEdge Technologies, Inc., to be held at 700 Tasman Dr. Milpitas, CA 95035 and at any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve).

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy, when properly executed, will be voted in accordance with the Board of Directors’ recommendations.

(Continued and to be signed on reverse side.)

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